                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                                KENNAMETAL INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                KENNAMETAL INC.
                        LATROBE, PENNSYLVANIA 15650-0231

                    NOTICE OF ANNUAL MEETING OF SHAREOWNERS
                          TO BE HELD OCTOBER 22, 2002

To the Shareowners of Kennametal Inc.:

     The Annual Meeting of Shareowners of Kennametal Inc. will be held at the Technology Center, located at 1600 Technology Way (on Route 981 South), Latrobe, Unity Township, Pennsylvania, on Tuesday, October 22, 2002, at 2:00 p.m. (Eastern Daylight Savings Time), to consider and act upon the following matters:

     1. The election of three directors for terms to expire in 2005;

     2. The approval of the Kennametal Inc. Stock and Incentive Plan of 2002;
        and

     3. The ratification of the selection of auditors for the fiscal year ending June 30, 2003.

     Shareowners also will be asked to consider such other business as may properly come before the meeting. The Board of Directors has fixed Tuesday, September 3, 2002, as the record date. Only shareowners of record at the close of business on the record date are entitled to notice of and to vote at the Annual Meeting.

     IF YOU ARE UNABLE TO ATTEND THE MEETING, IT IS REQUESTED THAT YOU COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE OR VOTE BY TELEPHONE AS INSTRUCTED ON THE ENCLOSED FORM OF PROXY.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                                   DAVID W. GREENFIELD
                                                        Secretary

September 12, 2002

               PROXY STATEMENT FOR ANNUAL MEETING OF SHAREOWNERS

                                OCTOBER 22, 2002

     This Proxy Statement is being furnished to the shareowners of Kennametal Inc. (the "Corporation") in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the Annual Meeting of Shareowners, which is scheduled to be held October 22, 2002. Only holders of record of capital stock, par value $1.25 per share, of the Corporation ("Capital Stock") at the close of business on September 3, 2002, will be entitled to notice of and to vote at the meeting. On that date there were 35,073,626 shares of Capital Stock outstanding and entitled to one vote per share.

     Shareowners of record may vote by (a) executing and returning a proxy in the accompanying form; or (b) calling a toll-free telephone number. Specific instructions for telephone voting are included on the enclosed form of proxy card. If a shareowner votes by telephone, it is not necessary to return a proxy card. If a shareowner properly gives a proxy (including a written proxy or a proxy via telephone), the shareowner's shares will be voted as the shareowner specifies in the proxy. A shareowner may revoke a proxy prior to its exercise by delivering a written notice of revocation to the Secretary of the Corporation, by giving a valid, later dated proxy or by attending the meeting and voting in person.

     The shares represented by all properly executed proxies received by the Secretary in the accompanying form of proxy prior to the meeting and not so revoked will be voted. Where a choice is specified on the form of proxy, the shares will be voted in accordance with the choice made therein. If no such choice is made, the shares will be voted in accordance with the recommendation of the Board of Directors. The form of proxy also confers discretionary authority on the named proxies to vote the shares represented by the proxy on any matter that is properly presented for action at the Annual Meeting of Shareowners. Under Pennsylvania law and the Corporation's Articles of Incorporation and By-Laws, abstentions and broker non-votes will have no effect on matters to be voted on at the Annual Meeting since directors are to be elected by plurality vote and the Stock and Incentive Plan of 2002 (the "2002 Plan") is to be approved and the selection of auditors is to be ratified by the affirmative vote of at least a majority of the votes cast by shareowners present, in person or by proxy, at the meeting; provided, that approval of the 2002 Plan is also conditioned upon a majority of shares voting for or against or abstaining on the proposal and a majority of those shares voting in favor of the proposal. A majority of the named proxies who shall be present and shall act at the meeting (or if only one shall be present and act, then that one) may exercise all powers granted to them by the proxies solicited hereunder. The address of the principal executive offices of the Corporation is 1600 Technology Way, Latrobe, Pennsylvania 15650-0231, and the date this Proxy Statement was first mailed to shareowners was on or about September 20, 2002.

                             ELECTION OF DIRECTORS

     Three directors are to be elected to hold office as Directors of the First Class for terms of three years and until their successors are elected and qualified.

     The owners of Capital Stock have cumulative voting rights in the election of directors. In voting for directors, a shareowner has the right to multiply the total number of shares which the shareowner is entitled to vote by the number of directors to be elected in each class, and to cast the whole number of votes so determined for one nominee in the class or to distribute them among the nominees if more than one nominee is named in such class. Proxies who vote at the meeting on behalf of a shareowner will have the discretion to and may exercise such cumulative voting rights. The three individuals who receive the largest number of votes cast will be elected as Directors of the First Class.

     The persons named in the enclosed form of proxy were selected by the Board of Directors and have advised the Board of Directors that, unless authority is withheld, they intend to vote the shares represented by them at the meeting for the election of the following nominees named to serve as directors. The nominees for election for terms of three years in the First Class of Directors are: Peter B. Bartlett, Kathleen J. Hempel and Markos I. Tambakeras who have served as directors since 1975, 2000 and 1999, respectively. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES.

     If at the time of the meeting any of the foregoing nominees is not available to serve as a director, an event which the Corporation has no reason to anticipate, the Corporation has been informed that the persons named in the enclosed form of proxy intend to vote the shares represented by them at the meeting for such other person or persons, if any, as may be nominated by the Board of Directors.

     The following table provides certain information concerning each nominee for election as a director and each director whose term of office will continue after the meeting.

        NAME, AGE AND YEAR                   PRINCIPAL OCCUPATION AND DIRECTORSHIPS OF
        FIRST ELECTED (1)                      OTHER PUBLICLY TRADED CORPORATIONS (2)
        ------------------                   -----------------------------------------
Nominees for Directors of the First Class Whose Terms Expire in 2005
Peter B. Bartlett (3)               General Partner of Brown Brothers Harriman & Co. (a private
Age: 68                             bank). Former director of Erie Indemnity Company, Erie Life
Director since 1975                 Insurance Company and Erie Insurance Company.

Kathleen J. Hempel                  From 1992 to 1997, served as Vice Chairman and Chief
Age: 51                             Financial Officer of Fort Howard Corporation (manufacturer,
Director since 2000                 converter and marketer of sanitary tissue products), having previously served as Senior Executive Vice President and
                                    Vice President of Human Resources. Director of Oshkosh Truck
                                    Corporation, A.O. Smith Corporation, Whirlpool Corporation,
                                    Visteon Corporation and Actuant Corporation.

Markos I. Tambakeras                Chairman of the Board of Directors of the Corporation since
Age: 51                             July 1, 2002, President and Chief Executive Officer since
Director since 1999                 July 1, 1999. From 1997 to June 1999, served as President,
                                    Industrial Controls Business of Honeywell Incorporated
                                    (provider of control technologies), having previously served as President, Industrial Automation and Control, Honeywell
                                    Incorporated from 1995 to 1996 and as President, Honeywell
                                    Asia Pacific in Hong Kong from 1992 to 1994. Director of ITT
                                    Industries, Inc.

Directors of the Second Class Whose Terms Expire in 2003
Richard C. Alberding                Retired, having served as Executive Vice President,
Age: 71                             Marketing and International, of Hewlett-Packard Company (a
Director since 1982                 designer and manufacturer of electronic products for
                                    measurement and computation). Director of Walker Interactive
                                    Systems, Inc., Sybase, Inc., PC TEL, DMC Stratex Network,
                                    and Quick Eagle Networks. Former director of Quickturn
                                    Design Systems, Inc., Storm Technology, Inc. and Paging
                                    Networks, Inc.

Ronald M. DeFeo                     Chairman of the Board of Terex Corporation (a global
Age: 50                             manufacturer of equipment for the construction and mining
Director since 2001                 industries) since May 1998; Chief Executive Officer of Terex since 1995 and President and Chief Operating Officer since
                                    1993. Director of United Rentals Inc.

William R. Newlin (4)               Lead Director of the Board of Directors of the Corporation
Age: 61                             since July 1, 2002. President and Chief Executive Officer of
Director since 1982                 Buchanan Ingersoll Professional Corporation (attorneys at
                                    law) since 1980. Managing General Partner of CEO Venture
                                    Funds (private venture capital funds). Director of Black Box
                                    Corporation, National City Bank of Pennsylvania,
                                    Parker/Hunter Incorporated and the Pittsburgh Technology
                                    Council.

        NAME, AGE AND YEAR                   PRINCIPAL OCCUPATION AND DIRECTORSHIPS OF
        FIRST ELECTED (1)                      OTHER PUBLICLY TRADED CORPORATIONS (2)
        ------------------                   -----------------------------------------
Directors of the Third Class Whose Terms Expire in 2004
A. Peter Held                       President of Cooper Tools, a division of Cooper Industries,
Age: 58                             Inc. (a manufacturer and marketer of industrial power tools
Director since 1995                 and systems and services), having previously served as Vice
                                    President and General Manager International of its Champion
                                    Spark Plug Division from 1992 to 1994. Director of Loxcreen,
                                    Inc.

Aloysius T. McLaughlin, Jr.         Retired, having served as Vice Chairman of Dick Corporation
Age: 67                             (a general contractor) from 1993 to 1995 and as its
Director since 1986                 President and Chief Operating Officer from 1985 until 1993.

Larry D. Yost                       Chairman and Chief Executive Officer of ArvinMeritor, Inc.
Age 64                              (a provider of components for vehicles), having previously
Director since 1987                 served as Chairman and Chief Executive Officer of Meritor
                                    Automotive Inc. from May 1997 to July 2000, President, Heavy
                                    Vehicle Systems, Rockwell International Corporation, from
                                    November 1994 until May 1997. Director of UNOVA, Inc.

---------------

(1) Each current director has served continuously since such director was first elected.

(2) Unless otherwise shown in the table, each person named has served in such person's principal occupation during the past five years.

(3) The Corporation engaged Brown Brothers Harriman & Co., the banking firm of which Peter B. Bartlett is a General Partner, to perform services for the Corporation during fiscal 2002 and fiscal 2003.

(4) The Corporation engaged Buchanan Ingersoll Professional Corporation, the law firm of which William R. Newlin is President and Chief Executive Officer, to perform services for the Corporation during fiscal 2002 and fiscal 2003.

                    BOARD OF DIRECTORS AND BOARD COMMITTEES

     The Corporation's Board of Directors held eight meetings during the year ended June 30, 2002. The committees of the Board of Directors include an Executive Committee, an Audit Committee and a Committee on Organization and Compensation. Each director attended at least 75% of the meetings of the Board of Directors and any committee of which such director is a member. The Board is currently reviewing the structure of its committees of the Board in light of the new Sarbanes-Oxley Act, proposed New York Stock Exchange rules and related regulatory changes.

     Executive Committee: The Executive Committee met four times during the past fiscal year. The committee's duties include monitoring performance of the Corporation's business plan, reviewing corporate governance and employee ethics, reviewing certain business strategies, including acquisition integration, and reviewing management performance and succession. The committee's duties also include recommending to the Board of Directors nominees for directors to be elected at the Annual Meeting of Shareowners or to be elected to fill any vacancies which may occur in the Board of Directors. Pursuant to the By-Laws of the Corporation, shareowner recommendations of nominees for the Board must be submitted in advance of any meeting and must comply with certain requirements set forth in the By-Laws. For further information, see "Shareowner Proposals and Nominating Procedures" appearing elsewhere in this Proxy Statement. The following directors currently comprise the committee: William R. Newlin (Chairman), Markos I. Tambakeras, Peter B. Bartlett, Richard C. Alberding and Larry D. Yost.

     Audit Committee: The Audit Committee met seven times during the past fiscal year. The committee acts under a written charter and it is responsible for monitoring (1) the integrity of the financial statements of the Corporation, (2) the compliance by the Corporation with legal and regulatory requirements and (3) the independence and performance of the Corporation's internal auditor and independent public accountants. For further information, see "Report of the Audit Committee of the Board of Directors" appearing elsewhere in this Proxy Statement. The following directors currently comprise the committee: Kathleen J. Hempel (Chairperson), Peter B. Bartlett, A. Peter Held and Aloysius T. McLaughlin, Jr.

     Committee on Organization and Compensation: The Committee on Organization and Compensation met six times during the past fiscal year. The committee's duties include the setting of compensation rates of the Corporation's officers, the determination of additional compensation, if any, to be awarded to such officers, the administration of the Corporation's stock-based incentive plans, the evaluation of plans for management succession and development and the consideration of the design and competitiveness of the Corporation's compensation plans. For further information, see "Report of the Board of Directors' Committee on Organization and Compensation" appearing elsewhere in this Proxy Statement. The following directors currently comprise the committee:
Richard C. Alberding (Chairman), Ronald M. DeFeo, A. Peter Held and Aloysius T. McLaughlin, Jr.

     Directors who are not employees of the Corporation each receive compensation from the Corporation for services as a director at an annual rate of $30,000 plus $3,000 in restricted stock or deferred stock credits plus an option for 4,500 shares. Effective November 1, 2001 and continuing through the date of this Proxy Statement, there has been implemented a six percent (6%) reduction in such directors' cash retainer fees. In addition, the non-employee members of the Board of Directors were not awarded any stock options during fiscal 2002 for serving on the Board, except for Ronald M. DeFeo who was awarded stock options for 9,000 shares with an exercise price of $39.15500 and a restricted stock grant for 47 shares upon his joining the Board of Directors. The exercise price for the option award was equal to the fair market value of the Capital Stock on the date of grant as defined in the stock option plan. The Lead Director receives total annual compensation of $60,400 plus restricted stock or deferred stock credits valued at $5,000 plus an option for 4,500 shares. Effective July 1, 2002, the Corporation designated William R. Newlin as Lead Director. Members of the Audit Committee and members of the Committee on Organization and Compensation who are not employees of the Corporation each receive additional annual compensation of $4,000, and the chair of each of these committees receives an additional $2,000 per year. Non-employee directors who are members of the Executive Committee, except for the Lead Director, receive a fee of $1,100 per Executive Committee meeting.

     Under the Deferred Fee Plan for Outside Directors (the "Deferred Fee Plan"), directors are permitted annually to request that the payment of any compensation that may be payable to them for services as a director or committee member be deferred for payment, with interest, at a later time. The deferred payments would be actually funded by a transfer of cash into a deferred compensation trust (a so-called "Rabbi Trust"), administered by an independent trustee, upon the occurrence of a threatened or actual change in control of the Corporation (as defined in the deferred compensation trust agreement). Under the Corporation's Directors Stock Incentive Plan, any director who is not an employee may elect to receive shares of the Corporation's Capital Stock in lieu of all or a portion of any consideration payable for services as a director that is not deferred pursuant to the Deferred Fee Plan. In addition, any director who is not an employee may elect to receive credits, representing shares of the Corporation's Capital Stock ("Stock Credits"), with respect to all or a portion of any consideration deferred pursuant to the Deferred Fee Plan. Directors who are not employees of the Corporation also receive $50,000 of life insurance coverage which is paid for by the Corporation. Directors who are employees of the Corporation do not receive any compensation for services as a director or as a member of any committee of the Board of Directors.

                         OWNERSHIP OF CAPITAL STOCK BY
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

     The following table sets forth the beneficial ownership of the Corporation's Capital Stock as of June 30, 2002, except as noted, by each director, each nominee for director, each Named Executive Officer (as hereinafter defined) and all directors and executive officers as a group.

                                                    AMOUNT OF                             TOTAL BENEFICIAL
                                                    BENEFICIAL                             OWNERSHIP AND
NAME OF BENEFICIAL OWNER                         OWNERSHIP (1)(2)    STOCK CREDITS (3)     STOCK CREDITS
------------------------                         ----------------    -----------------    ----------------
Richard C. Alberding...........................        17,546(4)               --               17,546
Peter B. Bartlett..............................        16,397              21,835               38,232
Ronald M. DeFeo................................            47                 406                  453
A. Peter Held..................................        15,837               2,584               18,421
Kathleen J. Hempel.............................         4,597                  --                4,597
Aloysius T. McLaughlin, Jr. ...................        37,352               8,719               46,071
William R. Newlin..............................       160,940(5)           37,834              198,774
Larry D. Yost..................................        15,597               7,825               23,422
Markos I. Tambakeras...........................       528,937(6)               --              528,937
H. Patrick Mahanes, Jr. .......................       250,672              19,612              270,284
James R. Breisinger............................        93,090(7)            6,492               99,582
F. Nicholas Grasberger, III....................        47,917               6,827               54,744
M. Rizwan Chand................................        37,953                  --               37,953
Directors and Executive Officers as a Group (19
  persons).....................................     1,520,026             136,262            1,656,288

---------------

(1) No individual beneficially owns in excess of one percent of the total shares outstanding other than Mr. Tambakeras, who beneficially owns 1.5%. Directors and executive officers as a group beneficially own 4.2% of the total shares outstanding. Unless otherwise noted, the shares shown are subject to the sole voting and investment power of the person named.

(2) The figures shown include 240,001; 213,400; 62,134; 33,334; 26,667 and
    1,013,287 shares over which Messrs. Tambakeras, Mahanes, Breisinger, Grasberger and Chand and all directors and executive officers as a group, respectively, have the right to acquire as of June 30, 2002 or the right to acquire within 60 days thereafter pursuant to the Corporation's stock option plans. The figures shown also include 193,500; 8,500; 7,400; 8,333 and 4,000 shares over which Messrs. Tambakeras, Mahanes, Breisinger, Grasberger and Chand, respectively, have sole voting power but no investment power. The figures shown also include 15,500; 15,500; 14,500; 15,500; 135,500; 15,500;
    and 3,000 shares over which Messrs. Alberding, Bartlett, Held, McLaughlin, Newlin and Yost and Ms. Hempel, respectively, have the right to acquire as of June 30, 2002 or the right to acquire within 60 days thereafter pursuant to the Corporation's stock option plans. The figures shown also include 97; 97; 47; 97; 97; 319; 97 and 97 shares over which Messrs. Alberding, Bartlett, DeFeo, Held, McLaughlin, Newlin and Yost and Ms. Hempel, respectively, have sole voting but no investment power.

(3) These amounts represent shares of Capital Stock to which such individuals are entitled pursuant to their election to defer fees or bonuses as stock credits under the Directors Stock Incentive Plan or the Corporation's Management Performance Bonus Plan.

(4) The figure shown includes 2,046 shares owned jointly by Mr. Alberding and his wife.

(5) The figure shown includes 2,529 shares owned jointly by Mr. Newlin and his wife and 6,760 shares owned by Mr. Newlin's wife. Mr. Newlin disclaims beneficial ownership of shares owned by his wife.

(6) This figure includes 150,000 shares of restricted stock awarded to Mr. Tambakeras in connection with his new employment agreement effective July 1, 2002.

(7) The figure shown includes 8,000 shares owned jointly by Mr. Breisinger and his wife.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the compensation paid by the Corporation during its last three fiscal years to its Chief Executive Officer, and to each of the other four most highly compensated executive officers during the fiscal year ended June 30, 2002 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                COMPENSATION AWARDS
                                                                            ----------------------------
                                                  ANNUAL COMPENSATION        SECURITIES      RESTRICTED     ALL OTHER
                                               --------------------------    UNDERLYING        STOCK       COMPENSATION
NAME AND PRINCIPAL POSITION      FISCAL YEAR   SALARY($)(1)   BONUS($)(2)   OPTIONS(#)(3)   AWARDS($)(4)    ($)(5)(6)
---------------------------      -----------   ------------   -----------   -------------   ------------   ------------
Markos I. Tambakeras,               2002         631,632        300,000        135,000(7)     6,575,550(7)    28,218
  Chairman, President, and          2001         625,008        385,033         50,000          330,328(8)     8,451
  Chief Executive Officer(7)        2000         550,008        562,515             --               --        5,100
H. Patrick Mahanes, Jr.,            2002         352,283         42,000         15,000          134,523(9)    14,158
  Executive Vice President,         2001         374,004        109,060         15,000          122,344(8)    20,124
  Global Strategic                  2000         370,260        294,000         20,000               --       13,204
  Initiatives(10)
F. Nicholas Grasberger, III,        2002         275,780        100,000         20,000          192,175(9)    16,678
  Vice President and                2001         237,229        112,500         40,000          372,656(8)     6,300
  Chief Financial Officer(11)
James R. Breisinger,                2002         255,217         75,000         20,000          192,175(9)    16,248
  Vice President,                   2001         256,004        106,273         17,800           88,088(8)    11,352
  Chief Operating Officer,          2000         227,337        152,500         15,000               --        7,843
  Advanced Materials
  Solutions Group
M. Rizwan Chand                     2002         243,216         65,000         15,000          153,740(9)    29,645
  Vice President and                2001         250,008         87,147          7,500                0       74,325(12)
  Chief Human Resources             2000          30,383        100,000         25,000          278,440        5,313(12)
  Officer(13)

---------------
 (1) Reflects salary reductions implemented during November 2001 through the date of this proxy statement. Also includes delayed salary increases pursuant to a cost containment program, and a week off without pay taken in December 2001.

 (2) Includes, for Messrs. Tambakeras, Grasberger, Breisinger and Chand, bonuses paid partially or entirely in shares of Capital Stock or in stock credits as elected by the individual under the Corporation's Management Performance Bonus Plan. Under the Management Performance Bonus Plan, an executive may elect to receive stock or stock credits in lieu of a cash bonus. Pursuant to the plan, any portion of a bonus paid in shares of Capital Stock or in stock credits is increased by 25% of that value.

 (3) Represents options to purchase shares of the Corporation's Capital Stock.

 (4) This column shows the market value of restricted stock awards on the date of grant. The aggregate holdings and market value of restricted stock held on June 30, 2002, by the individuals listed in this table, are: Mr. Tambakeras, 193,500 shares, $7,082,100; Mr. Mahanes, 8,500 shares, $311,100; Mr. Breisinger, 7,400 shares, $270,840; Mr. Grasberger 8,333 shares, $304,988 and Mr. Chand 4,000 shares, $146,400. Dividends are paid on the restricted stock awards.

 (5) This figure includes imputed income based upon premiums paid by the Corporation to secure and maintain for certain officers, including all executive officers of the Corporation who elect to participate, a $500,000 term life insurance policy on the life of such officer ($1,500,000 in the case of Mr. Tambakeras) until he reaches age 65. The figure also includes imputed income based upon fees paid by the Corporation to provide financial planning services.

 (6) This figure includes amounts contributed by the Corporation under its Thrift Plan. Eligible employees may elect to contribute 2% to 12% of their monthly compensation (salary and, if applicable, bonus) to this plan. The Corporation contributes shares of Capital Stock to each participant's account in an amount equal to one-half of that portion of the employee's contribution that does not exceed 6% of the employee's compensation. On January 1, 2002, the Corporation suspended temporarily its matching contributions to the Plan. Contributed sums are invested in proportions as directed by the employee in a stable value fund, various equity funds (including the Corporation's Capital Stock) and balanced funds (consisting of both equity and fixed-income securities), each managed by investment management companies, and can be withdrawn by the employee only upon the occurrence of certain events. Certain terms of the plan are designed to make available to participants the provisions of section 401(k) of the Internal Revenue Code, as amended (the "Code"), which permit elective employee contributions on a pre-tax basis.

 (7) Mr. Tambakeras became Chairman of the Board of Directors on July 1, 2002 and President and Chief Executive Officer on July 1, 1999. In connection with his new employment agreement effective July 1, 2002, Mr. Tambakeras was granted the following awards: (i) an option to purchase 70,000 shares at $36.15 per share which vests over three (3) years; (ii) a restricted stock grant covering 50,000 shares of Capital Stock vesting on the earlier of (A) July 1, 2008 or (B) the date on which the closing market price of the Capital Stock of the Corporation equals or exceeds $80.00 per share for ten (10) consecutive trading days prior to July 1, 2008; (iii) a restricted stock grant covering 33,334 shares of Capital Stock vesting on July 1, 2003; (iv) a restricted stock grant covering 33,333 shares of Capital Stock vesting on July 1, 2004; and (v) a restricted stock grant covering 33,333 shares of Capital Stock vesting on July 1, 2005. Dividends will be paid on the shares subject to the restricted stock awards.

 (8) Represents restricted stock awards granted on July 21, 2000 as follows: Mr. Tambakeras, 13,500 shares; Mr. Mahanes, 5,000 shares; and Mr. Breisinger, 3,600 shares. The awards, except for Mr. Breisinger, vest six (6) years from the date of grant, but vesting may be accelerated over two (2) years if certain corporate performance goals are met. Mr. Breisinger's award vests in three equal installments over three years. Also represents, for Mr. Grasberger, a restricted stock award for 10,000 shares which vests in three (3) equal installments over twenty-four (24) months and a restricted stock award for 5,000 shares which vests over five (5) years, each granted on August 28, 2000, his initial date of employment. Dividends are paid on shares subject to these awards.

 (9) Represents restricted stock awards granted July 31, 2001 as follows: Mr. Mahanes, 3,500 shares, Mr. Breisinger, 5,000 shares; Mr. Grasberger, 5,000 shares; and Mr. Chand, 4,000 shares. The awards vest six (6) years from the date of grant, but vesting may be accelerated over two (2) years if certain corporate performance goals are met.

(10) On August 1, 2002, Mr. Mahanes was appointed Interim Chief Operating Officer, Metalworking Solutions and Services Group.

(11) Mr. Grasberger became employed by the Corporation on August 28, 2000.

(12) This figure includes a moving allowance of $64,387 and $5,000 in fiscal years 2001 and 2000, respectively.

(13) Mr. Chand became employed by the Corporation on May 17, 2000.

EMPLOYMENT AND SEVERANCE AGREEMENTS

     The Corporation has agreements with Messrs. Mahanes, Breisinger, Grasberger and Chand whereby, subject to review by the Board of Directors and a provision for termination without cause by either party upon written notice, each will be employed by the Corporation. The agreements generally provide that the officers will devote their entire time and attention to the business of the Corporation, will refrain during employment and for three years thereafter from competing with the Corporation (unless employment is terminated by the Corporation without cause or following a change-in-control) and will not disclose confidential or trade secret information belonging to the Corporation. These agreements also require the officers to assign to the Corporation all inventions conceived or made during their employment by the Corporation. The agreements provide for severance payments upon termination of employment occurring either before or after a change-in-control of the Corporation.

     In the event of termination of his employment by the Corporation prior to a change-in-control, each officer would receive as severance pay an amount equal to three months' base salary at the time of such termination unless otherwise mutually agreed. In the event of termination by the officer prior to a change-in-control, or without good reason following a change-in-control, no severance payments will be made. In general, in the event of termination of employment after a change-in-control by the officer for good reason or by the employer other than for cause or disability, each officer would receive as severance pay 2.8 times the sum of (i) his respective annual base salary at the date of termination or, at the officer's election, his salary as of the beginning of the month preceding the month in which the change-in-control occurs, and (ii) the average of any bonuses which he was entitled to or paid during the three most recent fiscal years ending prior to the date of termination or, at the officer's election, the average of any bonuses which the officer was entitled to or paid for the three fiscal years preceding the fiscal year in which the change-in-control occurred. In addition, for a three-year period the officer would receive the same medical and group insurance benefits that he received at the date of termination. The officer would also receive three years of additional credit for purposes of computing benefits under the Corporation's supplemental retirement plan.

     The Corporation had an agreement with Markos I. Tambakeras which was to expire on June 30, 2002, Accordingly, the Corporation entered into a new agreement with him dated as of May 1, 2002, effective July 1, 2002, pursuant to which Mr. Tambakeras serves as Chairman, President and Chief Executive Officer of the Corporation. Pursuant to the agreement, Mr. Tambakeras is entitled to a minimum annual base salary of $780,000 (which, at Mr. Tambakeras's request, has temporarily been reduced to $634,500) and is eligible to receive future bonuses targeted at one hundred percent of his base salary under the Corporation's bonus plan for executive officers, the actual amount to be based on the performance of the Corporation and Mr. Tambakeras. The agreement is for a three-year term and will be automatically renewed each year for an additional year subject to twelve months' notice by either party. Pursuant to the agreement, Mr. Tambakeras received the awards described in footnote 7 of the Summary Compensation Table.

     The agreement with Mr. Tambakeras provides that if, during the term of the agreement and prior to a change-in-control, Mr. Tambakeras is terminated other than for cause, death or disability, or if he terminates the agreement due to the Corporation's breach, he will be entitled to (A) 12 month's notice or payment of his current base salary and most recent cash bonus; plus (B) a lump sum payment equal to two times his current base salary plus the average of his two most recent cash bonuses. In addition, his options and restricted stock awards would vest.

     In the event Mr. Tambakeras' employment is terminated by Mr. Tambakeras without good reason following a change-in-control or prior to a change-in-control other than for the Corporation's breach, Mr. Tambakeras will not be entitled to receive any severance pay other than the amounts, if any, due him at the date of termination but will be entitled to receive pension benefits.

     In the event that, at or after a change-in-control and prior to the third anniversary of the date of the change-in-control, Mr. Tambakeras' employment is terminated by him during the term for good reason, the Corporation's breach, or by the Corporation other than for cause, death or disability, or if Mr. Tambakeras terminates his employment during the thirty (30) day period commencing twelve (12) months after the change-in-control, then Mr. Tambakeras would receive a lump sum payment equal to three times his base salary and average of his three most recent cash bonuses. Severance payments upon change-in-control would be grossed-up for the excise tax during the three-year term.

STOCK OPTIONS AND AWARDS

     The Kennametal Inc. Stock Option and Incentive Plan of 1992 (the "1992 Plan") provides for the granting of nonstatutory and incentive stock options and certain share awards covering the lesser of 1,650,000 shares (gross) and 1,115,633 shares (net) of the Corporation's Capital Stock. The Kennametal Inc. Stock Option and Incentive Plan of 1996 (the "1996 Plan") provides for the granting of nonstatutory and incentive stock options and certain share awards covering 1,500,000 shares of the Corporation's Capital Stock. The Kennametal Inc. 1999 Stock Plan (the "1999 Stock Plan") is a non-shareowner approved plan that provides for the granting of nonstatutory stock options and certain share awards covering 600,000 shares of the Corporation's Capital Stock. This plan was implemented in connection with the hiring of Mr. Tambakeras in 1999. This plan was not submitted for shareowner approval because the New York Stock Exchange at that time permitted the listing of shares under non-shareowner approved plans for stock awards to new employees and other limited circumstances. The Corporation generally only uses this plan to make initial awards to new employees. The Kennametal Inc. Stock Option and Incentive Plan of 1999 (the "1999 Plan") provides for granting nonstatutory and incentive stock options and share awards covering 2,500,000 shares of the Corporation's Capital Stock. Although options are still outstanding under the Kennametal Inc. Stock Option and Incentive Plan of 1988 (the "1988 Plan"), no further grants of options may be made under that plan.

     Under each of the plans, the price at which shares covered by an option may be purchased must not be less than the fair market value of such shares at the time the option is granted or, in the case of the non-qualified stock options granted under the 1992 Plan, at not less than 75% of the fair market value. The purchase price must be paid in full at the time of exercise either in cash or, in the discretion of the Committee administering the plan, by delivering shares of the Corporation's Capital Stock or a combination of shares and cash having an aggregate fair market value equal to the purchase price.

     The Kennametal Inc. Employee Stock Purchase Plan ("ESPP") provides for the issuance of not more than 1,500,000 shares. The ESPP provides employees with the opportunity to purchase shares of the Corporation's Capital Stock at 85% of the fair market value and is intended to qualify as an employee stock purchase plan under Section 423 of the Internal Revenue Code. The Kennametal Thrift Plan ("Thrift Plan") and the Greenfield Industries Inc. Retirement Income Savings Plan ("Greenfield Plan") provide for the issuance of not more than 1,500,000 shares. The Thrift Plan and the Greenfield Plan are defined contribution employee benefit plans, established to encourage investment and savings for eligible employees of the Corporation and certain subsidiaries and to provide a method to supplement their retirement income benefits. The Thrift Plan and the Greenfield Plan provide these employees the opportunity to defer a portion of their annual compensation for federal income tax purposes in accordance with
Section 401 of the Internal Revenue Code, as amended (the Code). The Corporation may match a portion of the contribution in cash or Capital Stock. The Thrift Plan and the Greenfield Plan are subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended (ERISA).

     The following table sets forth information concerning options granted to the Named Executive Officers during the fiscal year ended June 30, 2002:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      NUMBER OF
                                     SECURITIES     % OF TOTAL
                                     UNDERLYING       OPTIONS     EXERCISE OR                   GRANT DATE
                                       OPTIONS      GRANTED IN    BASE PRICE    EXPIRATION       PRESENT
NAME                                GRANTED(#)(1)   FISCAL YEAR    ($/SHARE)       DATE        VALUE($)(2)
----                                -------------   -----------   -----------   ----------   ----------------
Markos I. Tambakeras..............     65,000           6.7         38.435         2011          787,547
H. Patrick Mahanes, Jr. ..........     15,000           1.6         38.435         2011          181,742
F. Nicholas Grasberger, III.......     20,000           2.1         38.435         2011          242,322
James R. Breisinger...............     20,000           2.1         38.435         2011          242,322
M. Rizwan Chand...................     15,000           1.6         38.435         2011          181,742

---------------

(1) Options with respect to the Corporation's Capital Stock were granted with an exercise price equal to the fair market value of the Capital Stock on the date of grant. These options vest in three equal, annual amounts on the first three anniversaries of the date of grant, however, certain of these options also provide for accelerated vesting in two years if certain performance goals are achieved.

(2) Based on the Black-Scholes Option Valuation model adjusted for dividends to determine grant date present value of the options. The Corporation does not advocate or necessarily agree that the Black-Scholes model properly reflects the value of an option. The assumptions used in calculating the option value with respect to the Corporation's Capital Stock include the following: a risk-free interest rate of 4.6% (the rate applicable to a five-year treasury security at the time of the awards); a dividend yield of 1.8% (the annualized yield at the date of grant); volatility of 34.0% (calculated using daily stock returns for the Capital Stock for the five-year period preceding the option award); and a stock price at date of grant of $38.435 (the exercise price at which these options were granted was equal to the fair market value of the Capital Stock on the date of grant). The value of these options under the Black-Scholes model of option valuation applying the preceding assumptions is $12.11611 per share.

     The following table sets forth information concerning options to purchase the Corporation's Capital Stock held by the Named Executive Officers:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                        NUMBER OF
                                                                       SECURITIES           VALUE OF
                                                                       UNDERLYING          UNEXERCISED
                                                                       UNEXERCISED        IN-THE-MONEY
                                                                    OPTIONS AT FISCAL   OPTIONS AT FISCAL
                                                                       YEAR END(#)         YEAR END($)
                                    SHARES ACQUIRED      VALUE        EXERCISABLE/        EXERCISABLE/
NAME                                ON EXERCISE(#)    REALIZED($)     UNEXERCISABLE       UNEXERCISABLE
----                                ---------------   -----------   -----------------   -----------------
Markos I. Tambakeras..............           0              --       201,667/98,333     1,792,192/404,371
H. Patrick Mahanes, Jr. ..........           0              --       203,400/25,000     1,786,986/121,312
F. Nicholas Grasberger, III.......           0              --        13,334/46,666       156,758/313,492
James R. Breisinger...............       4,950          78,755        49,534/31,866       297,168/143,949
M. Rizwan Chand...................           0              --        19,167/28,333       176,269/133,622

                      EQUITY COMPENSATION PLAN INFORMATION

                                                                                      NUMBER OF SECURITIES
                                            NUMBER OF                                 REMAINING AVAILABLE
                                        SECURITIES TO BE                              FOR FUTURE ISSUANCE
                                           ISSUED UPON         WEIGHTED AVERAGE           UNDER EQUITY
                                           EXERCISE OF         EXERCISE PRICE OF       COMPENSATION PLANS
                                       OUTSTANDING OPTION,   OUTSTANDING OPTIONS,    (EXCLUDING SECURITIES
                                       WARRANTS AND RIGHTS    WARRANTS AND RIGHTS    REFLECTED IN COLUMN A)
                                       -------------------   ---------------------   ----------------------
                                                A                      B                     C (1)
Equity compensation plans approved by
  shareowners(2).....................       2,940,104               $34.63                 2,929,460
Equity compensation plans not
  approved by shareowners(3).........         339,000               $26.24                   135,254
TOTAL................................       3,279,104               $33.76                 3,064,714

---------------

(1) Provided the 2002 Plan is approved, no further grants will be made from: (i) the 1992 Plan, (ii) the 1996 Plan; (iii) the 1999 Plan; and (iv) the 1999 Stock Plan.

(2) These plans consist of: (i) the 1992 Plan, (ii) the 1996 Plan; (iii) the 1999 Plan; (iv) the ESPP; (v) the Management Performance Bonus Plan and (vi) the Directors Stock Incentive Plan. For a description of the material terms of each of these plans, see "Stock Options and Awards", the Summary Compensation Table footnote 2, and "Board of Directors and Board Committees" appearing elsewhere in this Proxy Statement. The number of securities available for issuance at June 30, 2002 as certain share awards under the 1992 Plan, 1996 Plan and 1999 Plan are 2,609; 0; and 686,668; respectively. The number of securities available for issuance at June 30, 2002 under the Management Performance Bonus Plan and the Directors Stock Incentive Plan are 401,075, and 14,267, respectively.

(3) The 1999 Stock Plan is a non-shareowner approved plan. For a description of the material terms of this plan, see "Stock Options and Awards" appearing elsewhere in this Proxy Statement. The number of securities available for issuance as certain share awards under the 1999 Stock Plan is 135,254.

     As of August 1, 2002 under the 1992 Plan, the 1996 Plan, the 1999 Stock Plan and the 1999 Plan, collectively, there were: (i) 163,731 shares of Capital Stock remaining for issuance; (ii) 4,121,269 outstanding options with an average exercise price of $33.23 and an average term of 7.69 years; and (iii) 382,920 outstanding share awards with an average term of 2.02 years.

        APPROVAL OF THE KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2002

     In July 2002, the Board of Directors adopted, subject to shareowner approval, the new Kennametal Inc. Stock and Incentive Plan of 2002 (the "2002 Plan"). THE BOARD UNANIMOUSLY RECOMMENDS THAT THE 2002 PLAN BE APPROVED BY THE SHAREOWNERS.

     As noted above, as of August 1, 2002 only 163,731 shares of Capital Stock remain available for grant under the 1992 Plan, the 1996 Plan, the 1999 Stock Plan and the 1999 Plan. In the judgment of the Board of Directors, it is important that the Corporation be in a position to continue to grant stock options and make stock awards to directors, officers, employees and others who are responsible for the Corporation's continued growth, development and future financial success, in order to secure to the Corporation the advantages of incentive and the sense of proprietorship inherent in stock ownership by such person, to reward prior performance and to assist in the Corporation's efforts to recruit, retain and motivate high quality employees. Furthermore, the Board believes that it is important to have the ability to grant stock-based compensation to non-employee directors in order to recruit and retain highly qualified directors and to further align their interests with those of shareowners. Additionally, the Board believes that it is prudent to adopt a flexible plan that will allow the Corporation to offer long-term incentive compensation that meets the changing demands and takes into account the competitive market as well as changing tax and accounting concerns.

GENERAL

     The following description is intended to summarize certain provisions of the new 2002 Plan if adopted as proposed. The full text of the 2002 Plan is set forth in Exhibit A hereto and the following description is qualified in its entirety by reference to Exhibit A.

     Administration. The 2002 Plan is to be administered by the Board of Directors and/or any committee appointed by the Board to administer the 2002 Plan (the "Plan Administrator"). Subject to the terms of the 2002 Plan, the Plan Administrator will select from any employee or consultant those eligible individuals to whom awards may be granted. The Plan Administrator will determine the terms and conditions of the award, not inconsistent with the 2002 Plan, including any conditions which must be met in order for such award to have value.

     Eligibility. Awards, in the form of stock options, stock appreciation rights, performance share awards, performance unit awards, restricted stock awards, restricted unit awards, share awards, stock unit awards and cash bonuses may be granted under the 2002 Plan to officers and employees of the Corporation and its subsidiaries and any parent including prospective officers and employees. There currently are approximately 271 officers and employees of the Corporation who may be eligible for discretionary grants generally under the 2002 Plan, including officers named in the table shown under "Compensation of Executive Officers" in this Proxy Statement, although other employees are expected to receive awards under the 2002 Plan. Awards also may be made to consultants under the 2002 Plan. No determination has been made as to the individuals to whom discretionary awards may be granted or the amount or terms and conditions of any such award that may be granted under the 2002 Plan. Directors who are not employees of the Corporation will be entitled under the 2002 Plan to receive annual grants of options for up to 5,000 shares and restricted stock awards with a fair market value of up to $7,500. The options will be granted with an exercise price equal to the fair market value of the Capital Stock on the date of grant. The options and restricted stock awards will be subject to a three-year vesting period. If the 2002 Plan had been in effect as of July 1, 2001, the non-employee directors of the Corporation would have received the same awards described under the caption "Board of Directors and Board Committees" in this proxy statement.

     Shares Available for Issuance. The 2002 Plan provides for the issuance of 1,750,000 shares of Capital Stock. In addition, shares covered by awards granted under the 2002 Plan or under the Corporation's prior stock plans that terminate or expire or are forfeited to the Corporation and shares delivered to the Corporation in payment of the purchase price, for tax payments, or otherwise, under the 2002 Plan or under the Corporation's prior stock plans will remain or be added to the shares available for the future granting of options and share awards under the 2002 Plan. The number of shares available under the 2002 Plan is subject to adjustment to prevent dilution or enlargement of rights. The shares may be either authorized and unissued shares or shares held in the treasury of the Corporation.

     Stock Options. The 2002 Plan provides for the Plan Administrator, in its discretion, to grant options either in the form of incentive stock options ("Incentive Stock Options") qualified as such under the Internal Revenue Code of 1986, as amended (the "Code"), or other options ("Nonstatutory Stock Options"). Only employees may receive Incentive Stock Options. See "Federal Income Tax Consequences" below for a summary of the differing tax consequences of Incentive Stock Options and Nonstatutory Stock Options. The aggregate fair market value of the shares with respect to which Incentive Stock Options are first exercisable by the optionee in any calendar year may not exceed the limitations, if any, imposed by Section 422(d) of the Code. Options designated as Incentive Stock Options in excess of such limitation automatically are reclassified as Nonstatutory Stock Options, as described in the 2002 Plan.

     The price at which each share covered by an option granted under the 2002 Plan may be purchased will be determined in each case by the Plan Administrator but may not be less than the fair market value at the time the option is granted. Fair market value is defined to be the mean between the highest and lowest sales prices for the Capital Stock of the Corporation as quoted on the New York Stock Exchange -- Composite

Transactions reporting system for the last trading day prior to the time of determination. On September 3, 2002, such fair market value for the Corporation's Capital Stock was $34.81 per share.

     An option may be exercised in whole at any time or in part from time to time within such period as may be determined by the Plan Administrator provided that the option period for an Incentive Stock Option may not exceed ten years from the granting of the option. Unless otherwise provided by the Plan Administrator, if the optionee ceases to be employed by the Corporation or any of its subsidiaries by reason of the Optionee's voluntary termination or a termination of the optionee other than for cause, the option may be exercised only within three months after the termination of employment and within the original option period, or, if the optionee is a non-employee director that ceases to serve on the Board, the option may be exercised only within three months after cessation of service and within the original option period, or, if such termination of employment or cessation of service as a director was due to death, disability or retirement, the option may be exercised within three years after termination of employment or cessation of service and within the original option period; unless such termination of employment or cessation of service shall be for cause, in which case the option shall terminate. If the optionee shall die, the option may only be exercised by the optionee's personal representatives or persons entitled thereto under the optionee's will or the laws of the descent and distribution.

     The option price of each share purchased pursuant to an option shall be paid in full at the time of each exercise of the option (i) in cash, (ii) through a cashless exercise procedure in which a broker sells sufficient shares to deliver the exercise price to the Corporation or (iii) by delivering shares to the Corporation of previously-owned shares (purchased in the open market or held by the participant for at least six (6) months) having an aggregate fair market value equal to the option price of the shares being purchased; or through any combination of the foregoing.

     Stock Appreciation Rights ("SAR"). The 2002 Plan provides for the Plan Administrator, in its discretion, to grant stock appreciation rights, which is the right to receive an amount equal to the appreciation, if any, in the fair market value of a share of capital stock from the date of the grant of the right to the date of its payment, payable in cash, shares or stock units. Stock units are the right to receive shares in the future.

     Performance Share/Unit Awards. The 2002 Plan provides for the Plan Administrator, in its discretion, to grant performance share awards or performance unit awards. A performance share award is the grant of a right to receive shares or stock units contingent on the achievement of performance or other objectives during a specified period. A performance unit award is a grant of a right to receive a designated dollar value amount of stock or stock units contingent on the achievement of performance or other objectives during a specified period.

     Restricted Stock/Unit Awards. The 2002 Plan provides for the Plan Administrator, in its discretion, to grant restricted stock or restricted unit awards. A restricted stock award is a grant of shares, and a restricted unit award is a grant of stock units, in each case subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the grantee or participant, or achievement of performance or other objectives, as determined by the Plan Administrator.

     Share/Stock Unit Awards. The Plan Administrator may from time to time award shares or stock units to eligible individuals without risk of forfeiture or restriction; provided that no single share award or stock unit award to any one grantee in any fiscal year may exceed 200 shares or units.

     Restrictions on Awards. Notwithstanding anything contained in the 2002 Plan, the Plan Administrator may not grant any option or SAR in substitution for an outstanding option or SAR except pursuant to certain mergers, consolidations or reorganizations, and may not reprice options or SARs. In addition, the Plan Administrator may not: (i) make a restricted stock/unit award or performance share/unit award vest earlier than over a three-year period except for a performance-based award which may vest after one (1) year; (ii) permit to lapse or waive restrictions applicable to any restricted stock/unit award or performance share/unit award; or (iii) grant any share/stock unit award to an officer or director other than in lieu of salary or cash bonus.

     Allotment of Shares. Not more than 500,000 shares subject to the 2002 Plan may be optioned or awarded in the aggregate to any one eligible individual subject to certain adjustments.

     Change in Control. The 2002 Plan provides that, unless the Board shall determine by resolution prior to a change in control, in the event of a change in control of the Corporation (as defined in the 2002 Plan), (a) all options that become exercisable in installments shall become immediately exercisable in full prior to the change in control, and (b) all awards which have not previously vested shall become vested and all restrictions on awards shall lapse prior to the change in control. In addition, in the event of an employee's termination of employment by the Corporation or a director's removal from the Board for any reason within two years of a change in control, all options and SARs shall vest and remain exercisable for three months and all other awards shall vest and restrictions shall lapse.

     Tax Withholding. When shares are issued or vested under the 2002 Plan, or if an optionee makes a disqualifying disposition of shares acquired upon exercise of an Incentive Stock Option, the Corporation has the right to require the optionee to remit to the Corporation an amount sufficient to satisfy required income tax withholding. In the discretion of the Plan Administrator, the grantee may elect to satisfy this withholding obligation by requesting that the Corporation withhold shares of stock otherwise issuable to him or her or by delivering to the Corporation previously owned shares. All such elections will be subject to the approval of the Plan Administrator.

     Amendment or Discontinuance. The Board of Directors may alter, amend, suspend or discontinue the 2002 Plan, provided that no such action may deprive any person without such person's consent of any rights granted under the plan, and provided further, that the Board may not materially amend the 2002 Plan without shareowner approval.

FEDERAL INCOME TAX CONSEQUENCES

     Stock Options. The grantee of an Incentive Stock Option under the 2002 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the Corporation entitled to any deduction. The exercise of an Incentive Stock Option is also not a taxable event although the difference between the option price and the fair market value on the date of exercise is an item of tax preference for purposes of the alternative minimum tax. If stock acquired upon exercise of an Incentive Stock Option is held for two years from the date the option was granted and one year from the date the stock was transferred to the grantee (the "ISO Holding Period"), then the grantee will have a long-term capital gain or loss on the sale of such stock measured by the difference between the amount realized and the option price. If the ISO Holding Period is not met, upon disposition of such shares (a "disqualifying disposition"), the grantee will realize compensation taxable as ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price limited, however, to the gain on sale. Any additional gain would be taxable as long-term or short-term capital gain. If the Incentive Stock Option is exercised by delivery of previously owned shares of Capital Stock in partial or full payment of the option price, no gain or loss will ordinarily be recognized by the grantee on the transfer of such previously owned shares. However, if the previously owned shares transferred were acquired through the exercise of an Incentive Stock Option, the grantee may realize ordinary income with respect to the shares used to exercise an Incentive Stock Option if such transferred shares have not been held for the ISO Holding Period. If the grantee recognizes ordinary income upon a disqualifying disposition, the Corporation will be entitled to a tax deduction in the same amount.

     The grantee of a Nonstatutory Stock Option under the 2002 Plan will not be required to recognize any income for federal income tax purposes at the time of award nor is the Corporation then entitled to any deduction. Upon exercise of a Nonstatutory Stock Option (or, in certain cases, six months after the date of grant), the grantee will realize compensation taxable as ordinary income in an amount measured by the excess, if any, of the fair market value of the shares on the date of exercise (or, if applicable, the date six months from the date of grant) over the option price. The Corporation will be entitled to a deduction in the same amount and at the same time. Upon the sale of shares acquired on exercise of a Nonstatutory Stock Option, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of exercise (or, if applicable, the date six months later). If the exercise price of a Nonstatutory Stock Option is paid in whole or in part in shares of Capital Stock, the tax results to the grantee are (i) a tax-free exchange of previously owned shares for an equivalent number of new shares and (ii) the realization of ordinary income in an amount equal to the fair market value on the date of exercise of any additional shares received in excess of the number exchanged.

     Restricted Stock Awards. The grantee of a Restricted Stock Award under the 2002 Plan will normally not be required to recognize any income for federal income tax purposes at the time of the Award, nor is the Corporation entitled to any deduction, to the extent that the shares awarded have not vested. When any part of a Restricted Stock Award vests, the grantee will realize compensation taxable as ordinary income in an amount equal to the fair market value of the vested shares on the vesting date. The grantee may, however, make an election (the "Tax Election"), within thirty days following the grant of the Restricted Stock Award, to be taxed at the time of the Award based on the fair market value of the shares on that date. The Corporation will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the award vested (or on the date of grant if the grantee made the Tax Election).

     Share Awards. The grantee of shares awarded under the 2002 Plan will be required to realize compensation taxable as ordinary income in an amount equal to the fair market value of the shares on the date the Award is made. The Corporation is entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of the shares awarded, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date of grant.

     Incentive Bonus Awards, Performance Share Awards, Performance Unit Awards, Restricted Unit Awards, Stock Appreciation Rights, Stock Unit Awards. The grantee of an Incentive Bonus Award, Performance Share Award, Performance Unit Award, Restricted Unit Award, Stock Appreciation Rights or Stock Unit Award will not be required to recognize any income for federal income tax purposes at the time of the grant of such Award, nor is the Corporation entitled to any deduction at such time. (The grantee is not permitted to make an election to be taxed at the time of the Award based on the fair market value of any shares that may be delivered to the grantee at a future date under any such Award.) When any part of an Award is paid (in the case of cash) or delivered (in the case of shares) to the grantee, the grantee will realize compensation taxable as ordinary income in an amount equal to the cash paid or the fair market value of shares delivered to the grantee pursuant to the Award. The Corporation will be entitled to a deduction in the same amount and at the same time that the grantee recognizes ordinary income. Upon the sale of any shares that are delivered to the grantee pursuant to an Award, the grantee will realize capital gain (or loss) measured by the difference between the amount realized and the fair market value of the shares on the date the shares were delivered to the grantee pursuant to the Award.

VOTE REQUIRED FOR ADOPTION OF THE 2002 PLAN

     The affirmative vote of holders of a majority of the shares present and voting at the meeting is required for approval of the 2002 Plan, provided, that approval of the 2002 Plan is also conditioned upon a majority of shares voting for or against or abstaining on the proposal and a majority of those shares voting in favor of the proposal. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE 2002 PLAN.

RETIREMENT BENEFITS

     The following table indicates, for purposes of illustration, the approximate annual retirement benefits that would be payable at the present time (assuming retirement at age 65) on a straight life annuity basis pursuant to the Kennametal Inc. Retirement Income Plan and the Supplemental Executive Retirement Plan under various assumptions as to salary, bonus and years of service to employees in higher salary classifications. The amounts shown in the table below have been adjusted for Social Security and are not subject to any deductions for Social Security or other offset amount.

                               PENSION PLAN TABLE

 ANNUALIZED
  COVERED
COMPENSATION     ANNUAL BENEFIT UPON RETIREMENT WITH YEARS OF CREDITED SERVICE INDICATED
------------   ---------------------------------------------------------------------------
                   10           15           20           25           30           35
               ----------   ----------   ----------   ----------   ----------   ----------
 $  100,000     $ 40,000     $ 45,000     $ 50,000     $ 55,000     $ 60,000     $ 65,000
    200,000       80,000       90,000      100,000      110,000      120,000      130,000
    400,000      160,000      180,000      200,000      220,000      240,000      240,000
    600,000      240,000      270,000      300,000      330,000      360,000      390,000
    800,000      320,000      360,000      400,000      440,000      480,000      520,000
  1,000,000      400,000      450,000      500,000      550,000      600,000      650,000
  1,200,000      480,000      540,000      600,000      660,000      720,000      780,000
  1,400,000      560,000      630,000      700,000      770,000      840,000      910,000

     As of June 30, 2002, the credited years of service under the Retirement Income Plan for the Named Executive Officers were approximately: Markos I. Tambakeras, 3 years; H. Patrick Mahanes, Jr., 17 years; F. Nicholas Grasberger, III, 2 years; James R. Breisinger, 23 years and M. Rizwan Chand, 2 years.

     Annualized Covered Compensation is the Named Executive Officer's base salary as of June 30, 2002 plus the average annual bonus over the past three fiscal years. The Named Executive Officer's base salary as of June 30, 2002 may differ from the base salary shown in the Summary Compensation Table for fiscal year 2002. Additionally, Annualized Covered Compensation does not include certain special bonus amounts or the 25% premium awarded pursuant to the Management Performance Bonus Plan for any portion of a bonus paid in shares of Capital Stock or Stock Credits. Both the special bonus amounts and the 25% premium are included in the bonus amount shown in the Summary Compensation Table.

     Annualized Covered Compensation as of June 30, 2002, for purposes of the retirement benefits under the Retirement Income Plan and the Supplemental Executive Retirement Plan for the Named Executive Officers, is as follows:
Markos I. Tambakeras, $1,058,333; H. Patrick Mahanes, Jr., $504,357; F. Nicholas Grasberger, III, $367,357; James R. Breisinger, $361,016 and M. Rizwan Chand, $309,000.

                       REPORT OF THE BOARD OF DIRECTORS'
                   COMMITTEE ON ORGANIZATION AND COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

Executive and managerial compensation programs at the Corporation are designed and implemented with certain guiding principles in mind:

     - To link the interests of executives and managers to the interests of the shareowners and other potential investors.

     - To provide incentives for working toward increasing the market value of the Corporation's stock and to increase shareowner value through achieving financial and business objectives.

     - To provide incentives for strategic vision and decision-making that will promote the longer-term health and viability of the Corporation.

     - To provide incentives for innovation, quality management, responsiveness to customer needs, value-added products and services, and an action-oriented approach to opportunities in the marketplace.

     - To attract and retain individuals with the leadership and technical skills required to carry the Corporation forward into the future, given the belief that the Corporation's human resources can provide a competitive advantage in the marketplace.

GENERAL COMPENSATION PLAN DESIGN

Executive and management compensation plans consist of (1) a long-term element,
(2) annual performance rewards, (3) basic compensation, and (4) stock ownership goals.

     - The primary vehicles for providing long-term incentives are the Corporation's stock option plans and a limited participation restricted stock grant plan, with vesting of restricted stock dependent on an annual schedule and performance metrics. The belief is that key executives and certain managers should hold stock options in such quantities as to provide an incentive to make decisions and take actions that will enhance the performance of the Corporation and increase its value. The interests of shareowners and executives are tied together by the market value of the stock.

     - Annual performance rewards include a management performance bonus plan and annual base salary merit increases.

      -- The Prime Bonus Plan for executives and managers is designed to closely tie bonus awards to corporate performance, unit performance, and individual contribution, relative to the Corporation's business plans and strategies. The Prime Bonus Plan is also intended to maintain management compensation at a competitive level, as indicated by published compensation surveys.

      -- The annual Base Salary Merit Increase Review for executives and managers provides rewards for more qualitative achievements in innovation, quality, service to the customer and leadership. Consideration is given to competitive salary increases that are being awarded by other industrial firms, as indicated by published salary surveys. In November 2001, this review process was suspended temporarily due to adverse business conditions.

     - Basic compensation for executives, including the Chief Executive Officer, is intended to be competitive in the employment market and is designed to attract, retain and motivate high-quality individuals. Basic compensation includes base salary, flexible and fixed-benefit plans, minor executive perquisites and the Supplemental Executive Retirement Plan.

     - In 1995, executive stock ownership goals were established by the Chief Executive Officer, ratified by the Board of Directors Committee on Executive Compensation (the predecessor of the Committee on Organization and Compensation) and presented to the Board of Directors. In 2001, executive stock ownership goals were strengthened and stock ownership goals were extended to certain other managers.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

     - Markos I. Tambakeras became Chairman of the Board on July 1, 2002 and President and Chief Executive Officer on July 1, 1999.

     - Pursuant to his employment agreement, Mr. Tambakeras is entitled to a minimum annual base salary of $780,000, which at Mr. Tambakeras's request, has been temporarily reduced to $634,500.

     - Under the plan design of the Prime Bonus Plan for fiscal 2002, a bonus pool was calculated by management and approved by the Board of Directors. Based on specific personal achievements, the Committee recommended a bonus award of $300,000 for Mr. Tambakeras pursuant to the terms of his original employment agreement with the Corporation. On July 23, 2002, Mr. Tambakeras' bonus award was approved by the Board of Directors.

COMPENSATION OF EXECUTIVE OFFICERS

     - Stock options were awarded to certain executive officers on July 23, 2002 for the purpose of providing an incentive for managing the continuing performance and value of the Corporation. The awards, as recommended by Mr. Tambakeras, were approved by the Board of Directors Committee on Organization and Compensation on July 23, 2002.

     - Individual executive officer bonus awards were determined by corporate, unit and individual performance, as recommended by Mr. Tambakeras, and were approved by the Board of Directors Committee on Organization and Compensation on July 23, 2002.

                                            Committee on Organization and
                                            Compensation:

                                            Richard C. Alberding, Chairman
                                            Ronald M. DeFeo
                                            A. Peter Held
                                            Aloysius T. McLaughlin, Jr.

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is composed of four directors, each of whom meets the independence and experience requirements of the New York Stock Exchange.

     During the last fiscal year, the Audit Committee reviewed with management, the internal auditors and the independent public accountants, the overall scope and specific plans for their respective audits. On April 30, 2002, upon the joint recommendation of management and the Audit Committee, the Board of Directors of the Corporation ratified the dismissal of Arthur Andersen LLP (Arthur Andersen) as the Corporation's independent auditors following the completion by Arthur Andersen of its review report on the financial statements of the Corporation for the quarter ended March 31, 2002, and the selection of PricewaterhouseCoopers LLP (PricewaterhouseCoopers) as independent auditors for fiscal year ending June 30, 2002. This change in independent auditors became effective on May 14, 2002 following the completion by Arthur Andersen of its review report on the financial statements of the Corporation for the quarter ended March 31, 2002 in conjunction with the May 14, 2002 filing by the Corporation of the quarterly report on Form 10-Q for the quarter ended March 31, 2002. The appointment and engagement of PricewaterhouseCoopers was made after careful consideration by the Board of Directors, the Audit Committee and management of the Corporation, and concludes an extensive evaluation process.

     Through May 14, 2002, the Audit Committee discussed with Arthur Andersen matters required to be discussed under accounting standards generally accepted in the United States, including, among other things, matters related to the conduct of the audit of the Corporation's consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, concerning communication with audit committees. After May 14, 2002 these matters and the recently adopted legislative and regulatory financial statement certifications by the Chief Executive Officer and Chief Financial Officer were discussed with PricewaterhouseCoopers. The Audit Committee also reviewed and discussed the audited financial statements with management.

     PricewaterhouseCoopers provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1, concerning independence discussions with audit committees. The Audit Committee discussed with PricewaterhouseCoopers their independence from the Corporation. In so doing, the Audit Committee considered, in the case of Arthur Anderson, whether the provision of financial information systems design and implementation services and other non-audit services to the Corporation were compatible with the auditors' independence. The Audit Committee also reviewed the amount of fees paid to each of Arthur Andersen and PricewaterhouseCoopers for both audit and non-audit services.

     Based on this review and these meetings, discussions and reports, the Audit Committee approved, on behalf of the Board of Directors, the Corporation's audited consolidated financial statements for the fiscal year ended June 30, 2002, to be included in the Corporation's Annual Report on Form 10-K. The Audit Committee has also recommended the selection of the Corporation's independent auditors and, based on the recommendation of the Audit Committee, the Board of Directors has selected PricewaterhouseCoopers as the Corporation's independent auditors for the fiscal year ending June 30, 2003.

                                            Audit Committee:

                                            Kathleen J. Hempel, Chairperson
                                            Peter B. Bartlett
                                            A. Peter Held
                                            Aloysius T. McLaughlin, Jr.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

     The following graph compares cumulative total shareowner return on the Corporation's Capital Stock with the cumulative total shareowner return on the common equity of the companies in the Standard & Poor's Mid-Cap 400 Market Index (the "S&P Mid-Cap"), and a peer group of companies determined by the Corporation ("Peer Group") for the period from July 1, 1997 to June 30, 2002.

     The Peer Group consists of the following companies: Danaher Corp.; Eaton Corp.; Hardinge Inc.; Ingersoll-Rand Company; Kaydon Corp.; Lincoln Electric Holdings Inc.; Milacron Inc.; Parker-Hannifin Corp.; Sandvik AB; and Timken Co. The Corporation has created the Peer Group for benchmarking its sales and earnings growth, return on invested capital, profitability and asset management.

                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
                       ASSUMES INITIAL INVESTMENT OF $100
                                   JUNE 2002

                                                     KENNAMETAL INC.             S&P MID-CAP 400               PEER GROUP
                                                     ---------------             ---------------               ----------
1997                                                     100.00                      100.00                      100.00
1998                                                      98.42                      127.15                      105.26
1999                                                      75.19                      148.99                      130.04
2000                                                      53.32                      174.28                       97.99
2001                                                      93.90                      189.75                      110.12
2002                                                      94.75                      180.79                      124.78

                               1997      1998      1999      2000      2001      2002
                              -------   -------   -------   -------   -------   -------
Kennametal Inc. ............  $100.00   $ 98.42   $ 75.19   $ 53.32   $ 93.90   $ 94.75
S&P MIDCAP 400..............  $100.00   $127.15   $148.99   $174.28   $189.75   $180.79
Peer Group..................  $100.00   $105.26   $130.04   $ 97.99   $110.12   $124.78

     The above graph assumes a $100 investment on July 1, 1997, in each of Kennametal Inc. Capital Stock, the S&P Mid-Cap, the Peer Group and further assumes the reinvestment of all dividends.

                     PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth each person or entity who may be deemed to have beneficial ownership of more than 5% of the outstanding Capital Stock of the Corporation based upon information publicly available as of August 31, 2002.

                                                                            PERCENT OF
                                                        NUMBER OF          OUTSTANDING
NAME AND ADDRESS                                         SHARES          CAPITAL STOCK(1)
----------------                                        ---------        ----------------
FMR Corp.                                               4,492,328(2)           12.8
82 Devonshire Street
Boston, Massachusetts 02109-6995
Key Corp.                                               2,095,700(3)            6.0
127 Public Square
Cleveland, Ohio 44114-1306
Reich & Tang Asset Management L.P.                      1,766,000(4)            5.0
600 Fifth Avenue
New York, New York 10020

---------------
(1) Based on the number of shares outstanding as of September 3, 2002.

(2) FMR Corp. has sole power to vote 1,055,022 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 3,436,428 shares. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp., is the beneficial owner of 899,200 shares.

(3) Key Corp. has shared power to vote 2,095,700 shares, sole dispositive power over 0 shares and shared dispositive power over 2,095,700 shares.

(4) Reich & Tang Asset Management, L.P. has shared voting and shared dispositive power over 1,766,000 shares.

                   RATIFICATION OF THE SELECTION OF AUDITORS

     The Board of Directors, upon recommendation of the Audit Committee, has selected PricewaterhouseCoopers as the Corporation's independent auditors for the fiscal year ending June 30, 2003. At the Annual Meeting, the shareowners will be asked to ratify that selection. Unless otherwise directed by the shareowners, proxies will be voted in favor of the ratification of selection of PricewaterhouseCoopers as the Corporation's independent auditors for the fiscal year ending June 30, 2003.

     On April 30, 2002, upon the joint recommendation of management and the Audit Committee, the Board of Directors of the Corporation ratified the dismissal of Arthur Andersen as the Corporation's independent auditors following the completion by Arthur Andersen of its review report on the financial statements of the Corporation for the quarter ended March 31, 2002, and also ratified the selection of PricewaterhouseCoopers as independent auditors for fiscal year ending June 30, 2002. This change in independent auditors became effective on May 14, 2002. The appointment and engagement of PricewaterhouseCoopers was made after careful consideration by the Board of Directors, the Audit Committee and management of the Corporation following an extensive evaluation process.

     In connection with the audits for the two most recent fiscal years and through May 14, 2002, there have been no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused Arthur Andersen to make reference thereto in its report on financial statements of the Corporation for such time periods. Also, during those time periods, there have been no "reportable events," as such term is used in Item 304(a)(1)(v) of the Regulation S-K.

     Arthur Andersen's reports on the financial statements of the Corporation for the last two years neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's two most recent fiscal years ended June 30, 2001, and the subsequent interim period through May 14, 2002, the Company did not consult with PricewaterhouseCoopers regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of the Regulation S-K.

     Representatives of Arthur Andersen attended all meetings of the Audit Committee during fiscal year 2002 and through April 29, 2002. The Audit Committee reviewed the non-audit services provided by Arthur Andersen to the Corporation in 2002 through May 14. Based on that review, the Audit Committee determined that the provision of certain non-audit services was compatible with the provision of independent auditor services.

     Audit Fees: The aggregate fees billed or expected to be billed for the audit of the Corporation's annual financial statements for 2002 and reviews of quarterly unaudited financial statements were approximately $1,265,959, of which $904,228 were billed by PricewaterhouseCoopers and $361,731 was billed by Arthur Andersen.

     Financial Information Systems Design and Implementation Fees: The aggregate fees billed or expected to be billed for 2002 for information technology services were approximately $225,222 which was billed by Arthur Andersen.

     All Other Fees: The aggregate of all other fees billed or expected to be billed by Arthur Andersen and PricewaterhouseCoopers for 2002 were approximately $1,745,903 of which $543,529 was billed by PricewaterhouseCoopers and $1,202,374 was billed by Arthur Andersen. All other fees billed by PricewaterhouseCoopers consist of other audit related services of approximately $122,291 primarily related to audits of the Corporation's employee benefits plans and the review of registration statements and non-audit services of approximately $421,238 related to tax planning services.

     Representatives of PricewaterhouseCoopers will attend the annual meeting, and will be available to make a statement at the meeting if they wish. They also will be available to respond to appropriate questions from shareowners in accordance with the rules of the meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF PRICEWATERHOUSECOOPERS AS THE CORPORATION'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING JUNE 30, 2003.

                         FORM 10-K ANNUAL REPORT TO THE
                       SECURITIES AND EXCHANGE COMMISSION

     COPIES OF THE ANNUAL REPORT (FORM 10-K) OF THE CORPORATION FOR THE FISCAL YEAR ENDED JUNE 30, 2002 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE AVAILABLE TO SHAREOWNERS BY SEPTEMBER 30, 2002. A SHAREOWNER MAY OBTAIN ONE WITHOUT CHARGE BY WRITING TO: CHIEF FINANCIAL OFFICER, KENNAMETAL INC., 1600 TECHNOLOGY WAY, P.O. BOX 231, LATROBE, PENNSYLVANIA 15650-0231.

                                 OTHER MATTERS

     The Corporation knows of no other matters to be presented for action at the Annual Meeting. However, the enclosed form of proxy confers discretionary authority with respect to the transaction of any other business that may properly come before the meeting. If any other matters should properly come before the meeting, it is intended that votes will be cast pursuant to the proxy in respect thereto in accordance with their best judgment.

     The Corporation will pay the expense in connection with the printing, assembling and mailing of the notice of meeting, this Proxy Statement and the accompanying form of proxy to the owners of Capital Stock of the Corporation. In addition to the use of the mails, proxies may be solicited by directors, officers or employees of the Corporation personally or by telephone, telex facsimile or other means of communication. The Corporation may request the persons holding stock in their names, or in the names of their nominees, to send proxy material to and obtain proxies from their principals and will reimburse such persons for their expense in so doing. In addition, the Corporation has retained the services of Georgeson Shareholder Communications Inc., a professional soliciting organization, to assist in soliciting proxies from brokerage houses, custodians, nominees, other fiduciaries and other shareowners of the Corporation. The fees and expenses of that firm in connection with such solicitation are not expected to exceed $25,000.

     The Securities and Exchange Commission has adopted new rules that permit the Corporation to deliver a single annual report, proxy statement, proxy statement combined with a prospectus, or any information statement to any household at which two or more registered shareowners have the same last name and address, unless the Corporation has received contrary instructions from one or more of the shareowners. The Corporation will continue to include a separate proxy card for each registered shareowner account.

     Separate copies of the documents listed above will be delivered promptly by the Corporation to a shared address upon the written request of a shareowner to Kennametal Inc., Attention Secretary, 1600 Technology Way, P.O. Box 231, Latrobe, Pennsylvania 15650-0231 or by calling (724) 539-6578.

     If the shareowner wishes to receive a single copy of the documents listed above at a shared address in the future or if the shareowner wishes to receive separate copies of the documents listed above in the future, contact Mellon Investor Services as indicated below:

     By Phone:  800-522-6645

     By Internet: http://www.melloninvestor.com

SHAREOWNER PROPOSALS AND NOMINATING PROCEDURES

     Shareowners who intend to submit a proposal for inclusion in the Corporation's 2003 Proxy Statement for consideration at the Annual Meeting of the Shareowners of the Corporation expected to be held in October 2003, must submit such proposal to the attention of the Secretary of the Corporation at the address of its executive offices no later than May 1, 2003. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission and must contain certain information specified in the By-Laws of the Corporation.

     The By-Laws of the Corporation require that all shareowner proposals to be submitted at the Annual Meeting but not included in the Corporation's Proxy Statement be submitted to the Secretary of the

Corporation at the address of its executive offices no earlier than May 1, 2003 and prior to July 1, 2003, together with certain information specified in the By-Laws. The By-Laws of the Corporation also require that nominations for directors to be elected at the 2003 Annual Meeting, other than those made by the Board of Directors, be submitted to the Secretary of the Corporation no earlier than May 1, 2003 and prior to July 1, 2003. The By-Laws require that notice of such nominations contain certain information regarding the nominee and certain information regarding the nominating shareowner. Any shareowner may obtain a copy of the applicable By-Law from the Secretary of the Corporation upon written request.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's officers and directors, and persons who own more than ten percent of a registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and greater than ten percent shareowners are required by SEC regulation to furnish the Corporation with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Corporation's review of the copies of such forms it has received and information furnished by these parties, the Corporation believes that all its officers, directors and greater then ten percent beneficial owners have filed with the SEC on a timely basis all required forms with respect to transactions in securities of the Corporation in fiscal year 2002.

                                                                       EXHIBIT A

                                KENNAMETAL INC.
                        STOCK AND INCENTIVE PLAN OF 2002

     Section 1. ESTABLISHMENT. There is hereby established the Kennametal Inc. Stock and Incentive Plan of 2002 (hereinafter called the "Plan") pursuant to which Eligible Individuals who are or will be mainly responsible for its continued growth and development and future financial success may be granted Awards in order to secure to the Company the advantage of the incentive and sense of proprietorship inherent in stock ownership by such persons, to further align such person's interests with those of the shareowners, to reward such persons for services previously performed and/or as an added inducement to continue to provide service to the Company.

     Section 2. CERTAIN DEFINITIONS. As used herein or, unless otherwise specified, in any document with respect to an Award, the following definitions shall apply:

     (a) "Affiliate" of a person means a person controlling, controlled by, or under common control with such person where control means the power to direct the policies and practices of such person.

     (b) "Award" means any Incentive Bonus Award, Option, Performance Share Award, Performance Unit Award, Restricted Stock Award, Restricted Unit Award, SAR, Share Award or Stock Unit Award granted under the Plan.

     (c) "Board" means the Board of Directors of the Company.

     (d) "Business Combination" shall mean a merger or consolidation of the Company with another corporation or entity, other than a corporation or entity which is an Affiliate.

     (e) "Capital Stock" means the Capital Stock, par value $1.25 per share, of the Company as adjusted pursuant to Section 10 of this Plan.

     (f) "Change in Control" shall mean a change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A promulgated under the Exchange Act as in effect on the date thereof or, if Item 6(e) is no longer in effect, any regulations issued which serve similar purposes; provided that, without limitation, such a Change in Control shall be deemed to have occurred if: (i) a Business Combination shall have occurred, or (ii) the Company shall sell all or substantially all of its operating properties and assets to another person, group of associated persons or corporation, excluding any Affiliate of the Company, if any, or (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities coupled with or followed by the election as directors of the Company of persons who were not directors at the time of such acquisition if such person shall elect a majority of the Board.

     (g) "Code" means the Internal Revenue Code of 1986, as amended.

     (h) "Committee" means a committee of the Board.

     (i) "Company" means Kennametal Inc., a Pennsylvania corporation.

     (j) "Consultant" means any person, including an advisor, who is engaged by the Company or any Parent or Subsidiary of the Company to render services and is compensated for such services.

     (k) "Continuous Status as an Employee" means the absence of any interruption or termination of the employment relationship by the Employee with the Company or any Parent or Subsidiary of the Company. Continuous Status as an Employee shall not be considered interrupted in the case of: (i) sick leave;
(ii) military leave; (iii) any other leave of absence approved by the Plan Administrator; or (iv) transfers between locations of the Company or between the Company, its Parents, its Subsidiaries or its successor.

     (l) "Disability" means disability as determined by the Company's disability policy as in effect from time to time or as determined by the Plan Administrator consistent therewith.

     (m) "Eligible Individual" means any Employee or Consultant.

     (n) "Employee" means any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company or any prospective employee who shall have received an offer of employment from the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

     (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (p) "Fair Market Value" means, as of any date, the value of the Capital Stock determined as follows:

          (i) If the Capital Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the mean between the highest and lowest sales prices for the Capital Stock as quoted on such exchange, system or market for the last trading day prior to the time of determination as reported in the Wall Street Journal or such other source as the Plan Administrator deems reliable and;

          (ii) In the absence of an established market for the Capital Stock, the Fair Market Value thereof shall be determined in good faith by the Plan Administrator.

     (q) "Grantee" means an Eligible Individual who has been granted an Award.

     (r) "Incentive Bonus Award" means the opportunity to earn a future cash payment tied to the level of achievement with respect to one or more Qualifying Performance Criteria for a performance period as established by the Plan Administrator.

     (s) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (t) "Non-Employee Director" means a member of the Board who is not an employee of the Company or any Parent or Subsidiary of the Company.

     (u) "Nonstatutory Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (v) "Option" means a right to purchase Shares granted pursuant to the Plan.

     (w) "Optionee" means a Participant who holds an Option or SAR.

     (x) "Original Option Period" means the initial period or periods for which an Option or SAR may be exercised as determined by the Plan Administrator at the time of the Award or, if no such determination is made, a period of 10 years from the date of grant of the Award.

     (y) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (z) "Participant" means any person who has an Award under the Plan including any person (including any estate) to whom an Award has been assigned or transferred in accordance with the Plan.

     (aa) "Performance Share Award" means a grant of a right to receive Shares or Stock Units contingent on the achievement of performance or other objectives during a specified period.

     (bb) "Performance Unit Award" means a grant of a right to receive a designated dollar value amount of Stock or Stock Units contingent on the achievement of performance or other objectives during a specified period.

     (cc) "Plan" means this Stock and Incentive Plan of 2002.

     (dd) "Plan Administrator" means the Board and/or any Committee appointed by the Board to administer the Plan; provided, however, that the Board, in its sole discretion, may, notwithstanding the appointment of any Committee to administer the Plan, exercise any authority under this Plan.

     (ee) "Prior Stock Plans" means the Kennametal Inc. Stock Option and Incentive Plan of 1988, the Kennametal Inc. Stock Option and Incentive Plan of 1992, the Kennametal Inc. Stock Option and Incentive Plan of 1996, the Kennametal Inc. 1999 Stock Plan, and the Kennametal Inc. Stock Option and Incentive Plan of 1999.

     (ff) "Qualifying Performance Criteria" means any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years' results or to a designated comparison group, in each case as specified in the Award: (a) cash flow, (b) earnings per share (including earnings before interest, taxes, depreciation, and amortization or some variation thereof), (c) stock price, (d) return on equity, (e) total stockholder return, (f) return on capital, (g) return on assets or net assets,
(h) revenue, (i) income or net income, (j) operating income or net operating income, (k) operating profit or net operating profit, (l) operating margin or profit margin, (m) return on operating revenue, and (n) market share. To the extent consistent with Section 162(m) of the Code, the Plan Administrator shall appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary non-recurring items as described in management's discussion and analysis of financial condition and results of operations or the financial statements and notes thereto appearing in the Company's annual report to shareowners for the applicable year.

     (gg) "Restricted Stock Award" means a grant of Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Grantee, or achievement of performance or other objectives, as determined by the Plan Administrator.

     (hh) "Restricted Unit Award" means a grant of Stock Units subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Plan Administrator.

     (ii) "Retirement" means, in the case of an Employee, the termination of employment with the Company or any Subsidiary or Parent of the Company at a time when the Employee is eligible to receive immediately payable retirement benefits under a then existing retirement plan and, in the case of a Non-Employee Director, means retirement from service on the Board.

     (jj) "SAR" means a stock appreciation right, which is the right to receive a payment in cash, Shares or Stock Units equal to the amount of appreciation, if any, in the Fair Market Value of a Share from the date of the grant of the right to the date of its payment.

     (kk) "Share" means a share of Capital Stock.

     (ll) "Share Award" means a grant of Shares without a risk of forfeiture and without other restrictions.

     (mm) "Stock Unit" means the right to receive a Share at a future point in time.

     (nn) "Stock Unit Award" means the grant of a Stock Unit without a risk of forfeiture and without other restrictions.

     (oo) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     Section 3. ADMINISTRATION.

     (a) The Plan shall be administered by the Plan Administrator.

     (b) Subject to the provisions of this Plan and, in the case of a Committee, the specific duties delegated to or limitations imposed upon such Committee by the Board, the Plan Administrator shall have the authority, in its discretion:

          (i) to establish, amend and rescind rules and regulations relating to the Plan;

          (ii) to select the Eligible Individuals to whom Awards may from time to time be granted hereunder;

          (iii) to determine the amount and type of Awards, including any combination thereof, to be granted to any Eligible Individual;

          (iv) subject to Section 3(c) hereof, to grant Awards to Eligible Individuals and, in connection therewith, to determine the terms and conditions, not inconsistent with the terms of this Plan, of any such Award including, but not limited to, the number of Shares or Stock Units that may be issued or amount of cash that may be paid pursuant to the Award, the exercise or purchase price of any Share or Stock Unit, the circumstances under which Awards or any cash, Shares or Stock Units relating thereto are issued, retained, become exercisable or vested, are no longer subject to forfeiture or are terminated, forfeited or expire, based in each case on such factors as the Plan Administrator shall determine, in its sole discretion;

          (v) to determine the Fair Market Value of the Capital Stock, in accordance with this Plan;

          (vi) to establish, verify the extent of satisfaction of, or adjust any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award;

          (vii) to approve forms of agreement for use under the Plan;

          (viii) to determine whether and under what circumstances an Award may be settled in cash instead of Shares or Stock Units;

          (ix) to determine whether, to what extent and under what circumstances Shares and other amounts payable with respect to an Award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount, if any, of any deemed earnings on any deferred amount during any deferral period);

          (x) to determine whether and to what extent an adjustment is required under Section 10 of this Plan;

          (xi) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

          (xii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

     (c) Notwithstanding anything contained in this Plan, the Plan Administrator may not:

          (i) grant any Option or SAR in substitution for an outstanding Option or SAR except as provided in Section 10(b);

          (ii) reduce the exercise price of an outstanding Option or SAR, whether through amendment, cancellation or replacement of such Option or SAR, unless such reduction is approved by the shareowners of the Company;

          (iii) grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses earlier than at the rate of one-third of the Shares subject to the Award on each of the first, second and third anniversary of the date of grant; provided, however, that the Plan Administer may grant a Restricted Stock Award or Restricted Unit Award with a risk of forfeiture or restriction that lapses upon the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of grant of the Award;

          (iv) grant a Performance Share Award or Performance Unit Award that vests earlier than the later to occur of (x) the date of achievement of one or more performance criteria and (y) the one year anniversary of the date of the Award;

          (v) lapse or waive restrictions applicable to any Restricted Stock Award, Restricted Unit Award, Restricted Share Award, or Performance Unit Award; or

          (vi) grant any Share Award or Stock Unit Award to any officer or director of the Company except in lieu of salary or cash bonus.

     (d) The limitations of Section 3(c) shall not apply to Awards for up to ten percent of the Shares under the Plan granted by a Committee composed entirely of "independent directors" (under all definitions of independence then applicable to the Company).

     (e) Except as specifically provided in this Plan, no action of the Plan Administrator shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto.

     (f) All decisions, determinations and interpretations of the Plan Administrator shall be final and binding on all Participants.

     Section 4. SHARES SUBJECT TO THE PLAN.

     (a) The aggregate number of Shares which may be issued pursuant to the Plan shall be 1,750,000 plus Shares added to the Plan from the Prior Stock Plans pursuant to Sections 4(d) and 4(e) hereof.

     (b) Upon shareowner approval of this Plan, no further grants or awards of any kind shall be made by the Company under its Prior Stock Plans.

     (c) The number of Shares which may be issued under the Plan and covered by outstanding Awards is subject to adjustment as provided in Section 10.

     (d) To the extent that Options granted under the Plan or under the Prior Stock Plans shall expire or terminate without being exercised or Shares awarded under the Plan or under the Prior Stock Plans shall be forfeited, such Shares shall remain available or be added to and shall increase the number of Shares available for purposes of the Plan.

     (e) Shares delivered in payment of the purchase price in connection with the exercise of Options or Shares delivered or withheld to pay tax withholding obligations or otherwise under the Plan or under the Prior Stock Plans shall be added to and shall increase the number of Shares available for purposes of the Plan.

     (f) The aggregate number of Shares that may be issued pursuant to Incentive Stock Options shall be limited to 1,750,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as an Incentive Stock Option. The foregoing limitation shall not apply to the extent that it is no longer required in order for Options to qualify as Incentive Stock Options.

     (g) The aggregate number of Shares issuable under all Awards granted under this Plan during any fiscal year to any one Eligible Individual shall not exceed 500,000. Notwithstanding anything to the contrary in this Plan, the foregoing limitation shall be subject to adjustment under Section 10, but only to the extent that such adjustment will not affect the status of any Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code. The foregoing limitation shall not apply to the extent that it is no longer required in order for compensation in connection with grants under this Plan to be treated as "performance-based compensation" under Section 162(m) of the Code.

     (h) Capital Stock to be issued under the Plan may be either authorized and unissued Shares or Shares held in treasury by the Company.

     Section 5. TERMS OF OPTIONS AND SARS. Each Option and SAR granted under the Plan shall be evidenced by a written document (including an electronic version thereof) and shall be subject to the following terms and conditions:

     (a) Subject to adjustment as provided in Section 10 of this Plan, the price at which a Share covered by an Option may be purchased shall not be less than the Fair Market Value thereof at the time the Option is granted. If required by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than ten percent (10%) of the combined voting power of all classes of the stock of the Company (or any Parent or Subsidiary of the Company) and an Option granted to such Optionee is intended to qualify as an Incentive Stock Option, the price at which a Share covered by an Option may be purchased shall be not less than 110% of the Fair Market Value thereof at the time the Option is granted.

     (b) The aggregate Fair Market Value of Shares with respect to which Incentive Stock Options are first exercisable by the Optionee in any calendar year (under all plans of the Company and its Subsidiaries and Parent) shall not exceed the limitations, if any, imposed by the Code.

     (c) If any Option designated as an Incentive Stock Option, either alone or in conjunction with any other Option or Options, exceeds the foregoing limitation, or does not otherwise qualify for treatment as an Incentive Stock Option, all or the portion of such Option in excess of such limitation shall automatically be reclassified (in whole Share increments and without fractional Share portions) as a Nonstatutory Stock Option, with later granted Options being so reclassified first.

     (d) Except as otherwise provided by the Plan Administrator, during the lifetime of the Optionee the Option or SAR may be exercised only by the Optionee and the Option or SAR shall not be transferable by the Optionee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. After the death of the Optionee, the Option or SAR may be transferred to the Company upon such terms and conditions, if any, as the Plan Administrator and the personal representative or other person entitled to the Option may agree within the period specified in this Section 5.

     (e) An Option or SAR may be exercised in whole at any time, or in part from time to time, within the Original Option Period; provided, however, that, unless otherwise provided by the Plan Administrator:

          (i) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of death, Disability or Retirement, the Option or SAR may be exercised only within three years after termination of employment and within the Original Option Period;

          (ii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of termination of the Optionee for cause, the Option or SAR shall forthwith terminate and the Optionee shall not be permitted to exercise the Option or SAR following the Optionee's termination of employment;

          (iii) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company by reason of the Optionee's voluntary termination or a termination of the Optionee other than for cause, the Option or SAR may be exercised only within the three months after the termination of employment and within the Original Option Period;

          (iv) If the Optionee is a Non-Employee Director who shall cease to serve on the Board, the Option or SAR may be exercised only within three months after the cessation of Board service and within the Original Option Period or, if such cessation was due to death, Disability or Retirement, within three years after cessation of Board service and within the Original Option Period, unless such cessation of service as a Non-Employee Director was the result of removal for cause, in which case the Option or SAR shall forthwith terminate;

          (v) Notwithstanding anything to the contrary contained in this Plan, each Option or SAR held by an Employee who is terminated by the Company or any Subsidiary or Parent of the Company for any reason during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board for any reason during the two-year period following a Change in Control shall immediately vest and may be exercised at any time within the three-month period after the termination of employment or cessation of Board service regardless of the Original Option Period;

          (vi) If the Optionee shall die, the Option or SAR may be exercised by the Optionee's personal representative or persons entitled thereto under the Optionee's will or the laws of descent and distribution;

          (vii) Except as provided in Sections 5(e)(v), (ix) and (x), the Option or SAR may not be exercised for more Shares (subject to adjustment as provided in Section 10) after the termination of the Optionee's employment, cessation of service as a Non-Employee Director or the Optionee's death (as the case may be) than the Optionee was entitled to purchase thereunder at the time of such Optionee's termination of employment, cessation of service as a Non-Employee Director or the Optionee's death;

          (viii) To the extent provided by the Code, if an Optionee owns (or is deemed to own under applicable provisions of the Code and rules and regulations promulgated thereunder) more than 10% of the combined voting power of all classes of stock of the Company (or any Parent or Subsidiary of the Company) at the time an Option is granted to such Optionee and such Option is intended to qualify as an Incentive Stock Option, the Option, if not exercised within five years from the date of grant or any other period proscribed by the Code, will cease to be an Incentive Stock Option;

          (ix) If the Optionee is an Employee who shall cease to be employed by the Company or any Subsidiary or Parent of the Company or is a Non-Employee Director who shall cease to serve on the Board by reason of death or Disability, as the case may be, all Options and SARs held by the Optionee shall automatically vest and become exercisable in full as of the date that the Optionee's employment with the Company or any Subsidiary or Parent of the Company or service on the Board ceased; and

          (x) In the event that an Optionee ceases to be employed by the Company or any Subsidiary or Parent of the Company or to serve on the Board, as the case may be, as a result of such Optionee's Retirement, all Options and SARs held by the Optionee which are not vested on the date of Retirement shall continue to vest and become exercisable in accordance with their original vesting schedule during the two-year period following such Optionee's Retirement. Any Options or SARs which remain unvested on the second anniversary of such Optionee's Retirement shall forthwith terminate on such date. In the event of the death or Disability of such Optionee during the two-year period following Retirement, all Options or SARs held by the Optionee shall automatically vest and become exercisable in full.

     (f) Except as otherwise provided by the Plan Administrator, the purchase price of each Share purchased pursuant to an Option shall be paid in full at the time of each exercise (the "Payment Date") of the Option (i) in cash; (ii) by delivering to the Company a notice of exercise with an irrevocable direction to a registered broker-dealer under the Securities Exchange Act of 1934, as amended, to sell a sufficient portion of the Shares and deliver the sale proceeds directly to the Company to pay the exercise price; (iii) through the delivery to the Company (by attestation of Share ownership or as otherwise provided by the Plan Administrator) of previously-owned Shares having an aggregate fair market value equal to the price of the Shares being purchased pursuant to the Option; provided, however, that Shares delivered in payment of the Option price must have been purchased in the open market or held by the Participant for at least six (6) months in order to be utilized to pay the purchase price of the Option or must meet such other conditions as established by the Plan Administrator; or (iv) through any combination of the payment procedures set forth in subsections (i)-(iii) of this
Section 5(f).

     (g) Exercise of an Option or SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option or SAR by the number of Shares as to which the Option or SAR is exercised. In addition, in the event of an Option granted in tandem with an SAR, the exercise of the Option in any manner shall result in a decrease in the number of Shares which thereafter may be available under the SAR by the number of Shares as to which the Option is exercised, and the exercise of the SAR in any manner shall result in a decrease in the number of Shares which thereafter may be available under the Option by the number of Shares as to which the SAR is exercised.

     (h) The Plan Administrator, in its discretion, may authorize the issuance of "stock retention Options" under this Plan which provide, upon the exercise of an Option granted under this Plan or under any other stock plan (a "prior Option") and payment of the purchase price using previously-owned Shares, for the automatic issuance of a new Option under this Plan for up to the number of Shares equal to the number of previously-owned Shares delivered in payment of the exercise price of the prior Option, with an exercise price equal to the current Fair Market Value and for a term equal to the term of the prior Option.

     (i) The Plan Administrator may include such other terms and conditions of Options or SARs not inconsistent with the foregoing as the Plan Administrator shall approve. Without limiting the generality of the foregoing sentence, the Plan Administrator shall be authorized to determine that Options or SARs shall be exercisable in one or more installments during the term of the Option or SAR as determined by the Plan Administrator.

     Section 6. PERFORMANCE SHARE AWARDS, PERFORMANCE UNIT AWARDS, RESTRICTED STOCK AWARDS, RESTRICTED UNIT AWARDS, SHARE AWARDS AND STOCK UNIT AWARDS.

     (a) Subject to the terms of this Plan, including Section 3(c) hereof, Performance Share Awards, Performance Unit Awards, Restricted Stock Awards, Restricted Unit Awards, Share Awards or Stock Unit Awards may be issued by the Plan Administrator to Eligible Individuals, either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of this Plan. Such Awards shall be evidenced by a written document (including an electronic version thereof) containing any provisions regarding (i) the number of Shares or Stock Units subject to such Award or a formula for determining such, (ii) the purchase price of the Shares or Stock Units, if any, and the means of payment for the Shares or Stock Units, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of Shares or Stock Units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the Shares or Stock Units as may be determined from time to time by the Plan Administrator, including continued employment or service, (v) restrictions on the transferability of the Shares and Stock Units and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator.

     (b) The grant, issuance, retention and/or vesting of Shares or Stock Units pursuant to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award shall occur at such time and in such installments as determined by the Plan Administrator or under criteria established by the Plan Administrator and consistent with this Plan, including
Section 3(c) hereof. The Plan Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain and/or vesting of Shares or Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Plan Administrator and consistent with this Plan, including Section 3(c) hereof. Notwithstanding anything to the contrary herein, the performance criteria for any Award that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Award is granted.

     (c) Notwithstanding the foregoing, no single Share Award or Stock Unit Award to any one Grantee in any fiscal year shall be for more than 200 Shares.

     (d) With respect to any Performance Share Award, Performance Unit Award, Restricted Stock Award or Restricted Unit Award:

          (i) If, prior to a Change in Control, the designated goals have not been achieved within the designated period or the Grantee ceases to be employed by the Company or ceases to serve on the Board for any reason other than death, Disability or Retirement prior to the lapse of any restrictions or vesting of the Award, the Grantee shall forfeit such Award;

          (ii) In the event that a Grantee ceases to be an Employee or to serve on the Board as a result of such Grantee's death, Disability or Retirement, all outstanding Awards held by such Grantee shall automatically vest and all restrictions shall lapse as of the date of such Grantee's death, Disability or Retirement;

          (iii) Notwithstanding anything to the contrary contained in this Plan, each Award held by an Employee who is terminated by the Company or any Subsidiary or Parent of the Company for any reason during the two-year period following a Change in Control or a Non-Employee Director who is removed from the Board for any reason during the two-year period following a Change in Control shall automatically vest and all restrictions shall lapse as of the date of such Grantee's termination of employment or cessation of Board service; and

          (iv) During the lifetime of the Grantee, the Award shall not be transferable otherwise than by will or by the laws of descent and distribution or pursuant to a domestic relations order.

     (e) Except as otherwise provided by the Plan Administrator, a Grantee who has received a Restricted Stock Award shall have all rights of a shareowner in such Shares including, but not limited to, the right to vote and receive dividends with respect thereto from and after the date of grant of such Award; provided, however, that Shares awarded pursuant to the Plan which have not vested or which contain restrictions or conditions may not be sold or otherwise transferred by the Grantee and stock certificates representing such Shares may bear a restrictive legend to that effect.

     Section 7. INCENTIVE BONUS AWARDS.

     (a) Each Incentive Bonus Award will confer upon the Employee the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period established by the Plan Administrator.

     (b) Each Incentive Bonus Award shall be evidenced by a document containing provisions regarding (a) the target and maximum amount payable to the Employee,
(b) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (c) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (d) the timing of any payment earned by virtue of performance, (e) restrictions on the alienation or transfer of the bonus prior to actual payment,
(f) forfeiture provisions and (g) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Plan Administrator. The maximum amount payable as an bonus may be a multiple of the target amount payable, but the maximum amount payable pursuant to that portion of an Incentive Bonus Award granted under this Plan for any fiscal year to any Employee that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall not exceed $2,000,000.

     (c) The Plan Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus Award, which criteria may be based on financial performance and/or personal performance evaluations. The Plan Administrator may specify the percentage of the target incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under
Section 162(m) of the Code. Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus Award that is intended by the Plan Administrator to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Plan Administrator and specified at the time the Incentive Bonus Award is granted. The Plan Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any incentive bonus that is intended to satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

     (d) The Plan Administrator shall determine the timing of payment of any incentive bonus. The Plan Administrator may provide for or, subject to such terms and conditions as the Plan Administrator may specify, may permit an election for the payment of any incentive bonus to be deferred to a specified date or event. An Incentive Bonus Award may be payable in Shares, Stock Units or in cash or other property, including any Award permitted under this Plan.

     (e) Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus Award on account of either financial performance or personal performance evaluations may be reduced by the Plan Administrator on the basis of such further considerations as the Plan Administrator shall determine.

     Section 8. NON-EMPLOYEE DIRECTOR AWARDS.

     Notwithstanding anything to the contrary contained in this Plan, each Non-Employee Director shall only be entitled to receive the following Awards under this Plan, which Awards will be made on the day following the first regular Board meeting of each fiscal year beginning in fiscal year 2004:

     (a) Each Non-Employee Director shall receive a Nonstatutory Stock Option to purchase up to 5,000 shares, as determined by the Board, at Fair Market Value, such Option to Vest as to exercisability in 3 equal, annual installments and to have a term of ten (10) years.

     (b) Each Non-Employee Director shall receive a Restricted Stock Award for Shares with a Fair Market Value of up to $7,500, as determined by the Board, rounded to the nearest whole Share. Such Awards shall vest and the restrictions on transfer shall lapse as to one-third of the Shares subject to the Award on each anniversary of the date of grant provided that the Non-Employee Director based on continuous service on the Board.

     (c) Each new Non-Employee Director shall receive, as of the first date of service on the Board, a Nonstatutory Stock Option to purchase twice the number of Shares provided in the Nonstatutory Stock Option most recently granted to the Non-Employee Directors (other than the lead director) and a Restricted Stock Award based on the number of Shares provided in the Restricted Stock Award most recently granted to the Non-Employee Directors but pro rated for the amount of the fiscal year remaining as of the first date of service.

     Section 9. TAX WITHHOLDING.

     (a) Whenever Shares are to be issued under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements prior to the delivery of any certificate for such Shares; provided, however, that in the case of a Grantee who receives an Award of Shares under the Plan which is not fully vested, the Grantee shall remit such amount on the first business day following the Tax Date. The "Tax Date" for purposes of this Section 9 shall be the date on which the amount of tax to be withheld is determined. If an Optionee makes a disposition of Shares acquired upon the exercise of an Incentive Stock Option within the applicable disqualifying period, the Optionee shall promptly notify the Company and the Company shall have the right to require the Optionee to pay to the Company an amount sufficient to satisfy federal, state and local tax withholding requirements.

     (b) A Participant who is obligated to pay the Company an amount required to be withheld under applicable tax withholding requirements may pay such amount
(i) in cash; (ii) in the discretion of the Plan Administrator, through the withholding by the Company of Shares otherwise deliverable to the Participant or through the delivery by the Participant to the Company of previously-owned Shares in each case having an aggregate Fair Market Value on the Tax Date equal to the tax obligation; or (iii) in the discretion of the Plan Administrator, through a combination of the foregoing.

     Section 10. ADJUSTMENT OF NUMBER AND PRICE OF SHARES.

     (a) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, reverse stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Plan Administrator may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Plan Administrator may include: (i) adjustment of the number and kind of securities which may be delivered under the Plan; (ii) adjustment of the number and kind of securities subject to outstanding Awards;
(iii) adjustment of the exercise price of outstanding Options and SARs; (iv) adjustment of the share limitations contained in this Plan; and (v) any other adjustments that the Plan Administrator determines to be equitable. Any such adjustment shall be effective and binding for all purposes of the Plan and on each outstanding Award.

     (b) Without limiting the foregoing, in the event that, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board shall authorize the issuance or assumption of an Option in a transaction to which Section 424(a) of the Code applies, then, notwithstanding any other provision of the Plan, the Plan Administrator may grant an Option upon such terms and conditions as it may deem appropriate for the purpose of assumption of the old Option, or substitution of a new Option for the old Option, in conformity with the provisions of Code
Section 424(a) and the rules and regulations thereunder, as they may be amended from time to time.

     (c) No adjustment or substitution provided for in this Section 10 shall require the Company to issue or to sell a fractional share and the total adjustment or substitution with respect to each Award agreement shall be limited accordingly.

     (d) Without limiting the foregoing, and notwithstanding anything to the contrary contained in the Plan or any document with respect to any Award, in the event of a Business Combination under the terms of which the holders of Capital Stock of the Company will receive upon consummation thereof cash for each share of Capital Stock of the Company surrendered pursuant to such Business Combination (the "Cash Purchase Price"), the Plan Administrator may provide that all outstanding Awards representing the right to purchase or receive Shares shall terminate upon consummation of the Business Combination and each such Award, including each Option and SAR, shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (i) the Cash Purchase Price multiplied by the number of Shares subject to such Award held by such Grantee exceeds (ii) the aggregate purchase or exercise price, if any, thereof.

     Section 11. CHANGE IN CONTROL. Unless the Board shall determine by resolution prior to a Change in Control, in the event of a Change in Control, the following provisions shall apply to Awards previously granted under the Plan, notwithstanding any provision herein or in any agreement to the contrary:

     (a) All Options which provide for exercise in one or more installments shall become immediately exercisable in full immediately prior to the Change in Control; and

     (b) All Awards which have not previously vested shall become vested and all restrictions on Awards shall lapse immediately prior to the Change in Control.

     Section 12. TERMINATION OF EMPLOYMENT AND FORFEITURE. Notwithstanding any other provision of the Plan (other than provisions regarding Change in Control, which shall apply in all events), a Participant shall have no right to exercise any Option or vest in any Shares awarded under the Plan if following the Participant's termination of employment with the Company or any Subsidiary or Parent of the Company and within a period of two years thereafter, the Participant engages in any business or enters into any employment which the Board in its sole discretion determines to be either directly or indirectly competitive with the business of the Company or substantially injurious to the Company's financial interest (the occurrence of an event described above shall be referred to herein as "Injurious Conduct"). Furthermore, notwithstanding any other provision of the Plan to the contrary, in the event that a Participant receives or is entitled to the delivery or vesting of cash or Shares pursuant to an Award made during the 12-month period prior to the Participant's termination of employment with the Company or any Subsidiary or Parent of the Company or during the 24-month period following the Participant's termination of such employment, then the Board, in its sole discretion, may require the Participant to return or forfeit to the Company the cash or Capital Stock received with respect to such Award (or its economic value as of (i) the date of the exercise of the Option or (ii) the date of grant or payment with respect to any other Award, as the case may be) in the event that the participant engages in Injurious Conduct.

     Section 13. AMENDMENT AND DISCONTINUANCE. The Board may alter, amend, suspend or discontinue the Plan, provided that no such action shall deprive any person without such person's consent of any rights theretofore granted pursuant hereto and, provided further, that the Board may not materially amend this Plan without shareowner approval.

     Section 14. COMPLIANCE WITH GOVERNMENTAL REGULATIONS. Notwithstanding any provision of the Plan or the terms of any agreement entered into pursuant to the Plan, the Company shall not be required to issue any securities hereunder prior to registration of the Shares subject to the Plan under the Securities Act of 1933, as amended, or the Exchange Act, if such registration shall be necessary, or before compliance by the Company or any Participant with any other provisions of either of those acts or of regulations or rulings of the Securities and Exchange Commission thereunder, or before compliance with other federal and state laws and regulations and rulings thereunder, including the rules of the New York Stock Exchange, Inc. and any other exchange or market on which the Shares are listed or quoted. The Company shall use its reasonable best efforts to effect such registrations and to comply with such laws, regulations and rulings forthwith upon advice by its counsel that any such registration or compliance is necessary.

     Section 15. COMPLIANCE WITH SECTION 16. With respect to persons subject to
Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 (or its successor rule). To the extent that any grant of an Award fails to so comply, it shall be deemed null and void to the extent permitted by law and to the extent deemed advisable by the Plan Administrator.

     Section 16. PARTICIPATION BY FOREIGN NATIONALS. The Plan Administrator may, in order to fulfill the purposes of the Plan and without amending the Plan, modify grants to foreign nationals or United States citizens employed abroad in order to recognize differences in local law, tax policy or custom.

     Section 17. NO RIGHT TO EMPLOYMENT. The Plan shall not confer upon any Participant any right with respect to continuation of any employment or consulting relationship with the Company or membership on the Board, nor shall it interfere in any way with the right to terminate such Participant's employment or consulting relationship at any time, with or without cause.

     Section 18. GOVERNING LAW. The validity, constrictions and effect of this Plan, agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Plan Administrator relating to the Plan or such agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the Commonwealth of Pennsylvania, without regard to its conflict of laws principles.

     Section 19. EFFECTIVE DATE OF PLAN/DURATION. The Plan shall become effective upon approval of the Plan by the affirmative vote of holders of a majority of the outstanding Shares present and voting at a meeting of shareowners; provided that at least a majority of the outstanding Shares votes for, against or abstains on the matter and at least a majority of these Shares votes in favor of the Plan. No Award may be granted under the Plan after July 23, 2012. Awards granted on or prior to July 23, 2012 shall remain outstanding in accordance with this Plan and their respective terms.

                                                         Please mark
                                                         your votes as
                                                         indicated in   [X]
                                                         this example

I. ELECTION OF DIRECTORS FOR TERMS TO EXPIRE IN 2005
   VOTE FOR all        WITHHOLD
  nominees listed      AUTHORITY         Nominees::01 A. Peter B. Bartlett, 02 Kathleen J. Hempel, and 03 Markos I. Tambakeras
(except as marked    to vote FOR ALL     (Instruction: To withhold authority to vote for any INDIVIDUAL NOMINEE, write that
 to the contrary).   NOMINEES listed     nominee's name on the line provided below):

       [  ]             [  ]

                                         FOR        AGAINST    ABSTAIN     This Proxy when properly executed will be
                                                                           voted in the manner directed herein. If
II . APPROVAL OF THE KENNAMETAL INC.      [ ]          [ ]       [ ]       no direction is made, this Proxy will be
     STOCK AND INCENTIVE PLAN OF 2002                                      voted FOR the election of the nominees in
                                                                           Item I above, FOR the approval of the
                                          FOR        AGAINST    ABSTAIN    Kennametal Inc. Stock and Incentive Plan
                                                                           of 2002 in Item II above and FOR the
III. RATIFICATION OF THE SELECTION        [ ]          [ ]        [ ]      ratification of the selection of
      OF AUDITORS                                                          auditors. The proxies are authorized to
                                                                           vote, in accordance with their judgment,
                                                                           upon such other matters as may properly
                                                                           come before the meeting and any
                                                                           adjournments thereof.


Signature(s)___________________________________ Signature(s)__________________________________ Date _______________, 2002

SIGN EXACTLY AS ADDRESSED, BUT IF EXECUTED FOR A CORPORATION, MINOR, ETC. SIGN THAT NAME AND SIGNATURE AND CAPACITY OF AUTHORIZED SIGNOR.

--------------------------------------------------------------------------------

                 -             FOLD AND DETACH HERE              -

                            VOTE BY TELEPHONE OR MAIL
                          24 HOURS A DAY, 7 DAYS A WEEK

              TELEPHONE VOTING IS AVAILABLE THROUGH 4PM EASTERN TIME
                  THE BUSINESS DAY PRIOR TO ANNUAL MEETING DAY.

YOUR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE
       SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

       --------------------------------------     ---------------------------
                TELEPHONE                                    MAIL
              1-800-435-6710
                                                       Mark, sign and date
         Use any touch-tone telephone to               your proxy card
         vote your proxy. Have your proxy                     and
         card in hand when you call. You will   OR       return it in the
         be prompted to enter your control             enclosed postage-paid
         number, located in the box below,                 envelope.
         and then follow the directions given.
       --------------------------------------     ---------------------------

                      IF YOU VOTE YOUR PROXY BY TELEPHONE,
                  YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

--------------------------------------------------------------------------------
PROXY                                                                   PROXY

                                 KENNAMETAL INC.

                    THIS PROXY IS SOLICITED ON BEHALF OF THE
                      BOARD OF DIRECTORS OF THE CORPORATION

         The undersigned hereby appoints Markos I. Tambakeras, William R. Newlin and Larry D. Yost, and each of them with power of substitution in each, as proxies to represent the undersigned at the annual meeting of the shareowners of Kennametal Inc. to be held at 1600 Technology Way, Latrobe, Unity Township, Pennsylvania, on Tuesday, October 22, 2002 at 2:00 p.m., and at any adjournments thereof, to vote the same number of shares and as fully as the undersigned would be entitled to vote if then personally present (including the power to vote cumulatively in the election of directors as explained in the Proxy Statement) in the manner directed by the undersigned as follows:

     THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES LISTED IN
  ITEM I, FOR APPROVAL OF THE KENNAMETAL INC. STOCK AND INCENTIVE PLAN OF 2002 IN ITEM II AND FOR THE RATIFICATION OF THE SELECTION OF AUDITORS IN ITEM III.

                                     (over)


-------------------------------------------------------------------------------
                              FOLD AND DETACH HERE

             YOU CAN NOW ACCESS YOUR KENNAMETAL INC. ACCOUNT ONLINE.

Access your Kennametal shareholder account online via Investor ServiceDirect(R)
(ISD).

Mellon Investor Services LLC, agent for Kennametal, now makes it easy and convenient to get current information on your shareholder account. After a simple, and secure process of establishing a Personal Identification Number
(PIN), you are ready to log in and access your account to:

     - View account status                 - View payment history for dividends
     - View certificate history            - Make address changes
     - View book-entry information         - Obtain a duplicate 1099 tax form
                                           - Establish/change your PIN

              VISIT US ON THE WEB AT HTTP://www.melloninvestor.com
                 AND FOLLOW THE INSTRUCTIONS SHOWN ON THIS PAGE.





STEP 1: FIRST TIME USERS - ESTABLISH A PIN             STEP 2: LOG IN FOR ACCOUNT ACCESS      STEP 3: ACCOUNT STATUS SCREEN
You must first establish a Personal Identification     You are now ready to log in. To access You are now ready to access your
Number (PIN) online by following the directions        your account please enter your:        account  information. Click on the
provided in the upper right portion of the web                                                appropriate button to view or
screen as follows. You will also need your Social      - SSN                                  initiate transactions.
Security Number (SSN) available to establish a PIN.    - PIN
                                                       - Then click on the (SUBMIT) button    - Certificate History
INVESTOR SERVICEDIRECT(R) IS CURRENTLY ONLY AVAILABLE                                         - Book-Entry Information
FOR DOMESTIC INDIVIDUAL AND JOINT ACCOUNTS.            If you have more than one account,     - Issue Certificate
- SSN                                                  you will now be asked to select the    - Payment History
- PIN                                                  appropriate account.                   - Address Change
- Then click on the  (ESTABLISH PIN) button                                                   - Duplicate 1099
Please be sure to remember your PIN, or maintain
it in a secure place for future reference.



              FOR TECHNICAL ASSISTANCE CALL 1-877-978-7778 BETWEEN
                       9AM-7PM MONDAY-FRIDAY EASTERN TIME

--------------------------------------------------------------------------------